     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1997

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                  NORTEK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3634                         05-0314991
 (State or other jurisdiction          (Primary standard               (I.R.S. Employer
      of incorporation or       industrial classification code      Identification Number)
         organization)                      number)

                                50 KENNEDY PLAZA
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 751-1600
               (Address, including zip code and telephone number
        including area code of registrant's principal executive offices)

                               KEVIN W. DONNELLY
                                 VICE PRESIDENT
                              AND GENERAL COUNSEL
                                  NORTEK, INC.
                                50 KENNEDY PLAZA
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 751-1600
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                             ---------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                               JOHN B. AYER, ESQ.
                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 951-7000
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of the Registration Statement. If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
 TITLE OF EACH CLASS         AMOUNT            PROPOSED       PROPOSED MAXIMUM      AMOUNT OF
 OF SECURITIES TO BE         TO BE         MAXIMUM OFFERING      AGGREGATE         REGISTRATION
    REGISTERED             REGISTERED       PRICE PER UNIT     OFFERING PRICE          FEE
--------------------------------------------------------------------------------------------------
9 1/4% Series B Senior
  Notes due 2007......    $175,000,000         99.422%          $173,988,500        $52,723.79
==================================================================================================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS         SUBJECT TO COMPLETION DATED APRIL 18, 1997

                                  NORTEK, INC.
                               OFFER TO EXCHANGE
                9 1/4% SERIES B SENIOR NOTES DUE MARCH 15, 2007
                        FOR AN EQUAL PRINCIPAL AMOUNT OF
                9 1/4% SERIES A SENIOR NOTES DUE MARCH 15, 2007
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME ON                , 1997, UNLESS EXTENDED
                             ---------------------

    Nortek, Inc., a Delaware corporation ("Nortek" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange an aggregate principal amount of up to $175,000,000 of its 9 1/4% Series B Senior Notes due 2007 (the "Exchange Notes") of the Company for a like principal amount of the issued and outstanding 9 1/4% Series A Senior Notes due 2007 (the "Original Notes" and together with the Exchange Notes, the "Notes") from the holders (the "Holders") thereof. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes except that the Exchange Notes will not contain terms with respect to transfer restrictions (other than those that might be imposed by state securities laws) or, except in limited circumstances, provide for the payment of Liquidated Damages (as defined).

    The Original Notes are and the Exchange Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to all existing and future secured indebtedness of the Company, to the extent of the value of the assets securing such indebtedness, and to all existing and future indebtedness and other obligations of the Company's subsidiaries. At December 31, 1996, after giving effect to the issuance and sale of the Original Notes (the "Offering") and the application of the net proceeds therefrom, the Exchange Notes would have been effectively subordinated to approximately $172.6 million of indebtedness for borrowed money, trade payables and accrued liabilities of the Company's subsidiaries. See "Description of Notes -- General." Subject to certain restrictions, the Indenture pursuant to which the Original Notes were issued and the Exchange Notes will be issued, permits the Company and its subsidiaries to incur additional indebtedness, including indebtedness which may be secured.

    Interest on the Exchange Notes will be payable semi-annually on March 15 and September 15 of each year, commencing September 15, 1997. The Exchange Notes will mature on March 15, 2007. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time and from time to time on or after March 15, 2002 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control (as defined), holders of the Exchange Notes will have the right, subject to certain exceptions, restrictions and conditions, to require the Company to purchase all or any of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes."

    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated March 17, 1997, among the Company and the other signataries thereto (the "Registration Rights Agreement"). The Company believes that based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by each Holder thereof (other than (i) a broker-dealer who purchased Original Notes directly from the Company or any of its "affiliates" within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is such an "affiliate" of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating, and has no arrangement with any such person to participate, in the distribution of the Exchange Notes.

    Each broker-dealer participating in the Exchange Offer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined), it will make this Prospectus and any amendment or supplement to this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from the Exchange Offer and will pay the expenses incident to the Exchange Offer. Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Original Notes, the Company will promptly return the Original Notes to the Holders thereof. See "The Exchange Offer."
                             ---------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT
 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING THE EXCHANGE OFFER
                        AND AN INVESTMENT IN THE NOTES.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
               THE DATE OF THIS PROSPECTUS IS             , 1997.

     The Exchange Offer is not being made to, nor will the Company accept surrenders for Exchange Notes from, Holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the Securities or Blue Sky Laws for such jurisdiction.

     The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of one or more Global Notes (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only on the terms set forth in the Indenture (as defined). See "Description of Notes -- Book-Entry; Delivery and Form."

     Prior to the Exchange Offer, there has been no public market for the Original Notes or Exchange Notes. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Original Notes could be adversely affected. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a premium or discount from their principal amount. The Company does not currently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

     The Company has been advised by Bear, Stearns & Co., Inc., Wasserstein Perrella Securities Inc. and BT Securities Corporation, the initial purchasers (the "Initial Purchasers") of the Original Notes, that, following completion of the Exchange Offer, they intend to make a market in the Exchange Notes; however, such entities are under no obligation to do so and any market activities with respect to the Exchange Notes may be discontinued at any time.

     Pursuant to the Indenture (as defined), so long as any of the Notes are outstanding, whether or not the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to all holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operation" that describes the financial condition and results of operations of the Company and its subsidiaries and, with respect to annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The Company will also file a copy of all such information with the Commission for public availability (unless the Commission will not accept such filing) and make such information available to investors or prospective investors of the Notes who request it in writing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus the following documents or information previously filed with the Commission:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K");

          (b) each of the Company's Current Report on Form 8-K dated March 5, 1997 and March 12, 1997 (collectively, the "Form 8-Ks"); and

          (c) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM ALMON C. HALL, VICE PRESIDENT, CONTROLLER AND CHIEF ACCOUNTING OFFICER AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903 TELEPHONE NUMBER (401) 751-1600. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE
BY             .

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. All reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     A Registration Statement on Form S-4, including amendments thereto, relating to the Exchange Notes offered hereby has been filed by the Company with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement and the exhibits and schedules thereto may be inspected or obtained in the same manner set forth in the immediately preceding paragraph for the reports, proxy statements and other information referred therein.

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                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial data, including the Consolidated Financial Statements and Notes thereto, appearing elsewhere or incorporated by reference in this Prospectus.

                                  THE COMPANY

     The Company is a diversified manufacturer of residential and commercial building products, operating within three principal product groups: the Residential Building Products Group; the Air Conditioning and Heating Products Group; and the Plumbing Products Group. Through these product groups, the Company manufactures and sells, primarily in the United States, Canada and Europe, a wide variety of products for the residential and commercial construction, manufactured housing, and do-it-yourself and professional remodeling and renovation markets. The Company's net sales and EBITDA from operations for the fiscal year ended December 31, 1996 were $969.8 million and $82.6 million, respectively.

RESIDENTIAL BUILDING PRODUCTS GROUP

     The Residential Building Products Group manufactures and distributes built-in products primarily for the residential new construction, do-it-yourself and professional remodeling and renovation markets. The principal products sold by the Group are kitchen range hoods, bath fans, combination units (fan, heater and light combinations) and bath cabinets. The Group is the largest supplier in the United States and Canada of range hoods, bath fans and combination units, indoor air quality products such as continuous-ventilation systems and energy-recovery ventilators and one of the leading suppliers in Western Europe, South America and the Middle East of luxury "Eurostyle" range hoods. Products are sold under the Broan(R), Nautilus(R), Venmar(R), Flair, vanEE(R), Rangaire(R) and Best(R) brand names, among others, to distributors and dealers of electrical and lighting products, kitchen and bath dealers, retail home centers and OEMs (original equipment manufacturers). Customers for the Group's products include residential and electrical contractors, professional remodelers and do-it-yourself homeowners. Other products sold by this Group include, among others, wireless security products, garage door openers, built-in home intercoms and entertainment systems, home automation systems, door chimes, paddle fans, central vacuum systems and fluorescent lighting fixtures.

     In the fourth quarter of 1995, the Company, through its subsidiaries, completed the acquisition of the assets, subject to certain liabilities, of Rangaire Company, all the capital stock of Best S.p.A. and related entities and all the capital stock of Venmar Ventilation Inc. See the Consolidated Financial Statements and Notes thereto included in the Form 10-K incorporated herein by reference.

AIR CONDITIONING AND HEATING PRODUCTS GROUP

     The Air Conditioning and Heating Products Group manufactures and sells heating, ventilating and central air conditioning ("HVAC") systems for custom-designed commercial applications and for manufactured and site-built residential housing. The Group's commercial products consist of HVAC systems which are custom-designed to meet customer specifications for commercial offices, manufacturing and educational facilities, hospitals, retail stores and governmental buildings. Such systems are primarily designed to operate on building rooftops (including large self-contained walk-in-units) or on individual floors within a building, and range from 40 to 600 tons of cooling capacity. The Group markets its commercial products under the Governair(R), Mammoth(R) and Temtrol(TM) brand names. For manufactured and site-built residential housing, the Group's products include central air conditioners, heat pumps, furnaces and a wide range of accessories marketed under the Intertherm(R), Softheat(R), Miller(R), Elect-Air(R) and Powermiser(R) brand names. Residential central air conditioning products range from 1.5 to 5 tons of cooling capacity and furnaces range from 45,000 BTU's to 144,000 BTU's of heating capacity. The Group's residential products also include portable and permanent electric baseboard heating products.
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                                        4

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PLUMBING PRODUCTS GROUP

     The Plumbing Products Group manufactures and sells vitreous china bathroom fixtures (including lavatories, toilet bowls, flush tanks, bidets and urinals), gelcoat and acrylic bathtubs, shower stalls and whirlpools, brass and die cast faucets and shower doors, and also markets stainless steel and enameled steel tubs and sinks. In addition to its standard product offerings, the Group also sells designer bathroom fixtures, 1.6 gallon water-efficient toilets, pressure balance tub-shower fittings and a variety of products that are accessible to physically-challenged individuals. Products are sold under the URC(TM) and Universal-Rundle(R) brand names principally to wholesale plumbing distributors and retail home centers. End customers of the Group's products are generally home builders, do-it-yourself or buy-it-yourself homeowners, remodeling contractors and commercial builders.

     The Company is a Delaware corporation incorporated in 1986. Its executive offices are located at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, telephone number: (401) 751-1600.

                               THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $175 million aggregate principal amount of Exchange Notes for an equal aggregate principal amount of Original Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture relating to the Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that the Exchange Notes have been registered under the Securities Act, and hence are not entitled to the benefits of certain registration rights (the "Registration Rights") granted under the Registration Rights Agreement (as defined).

Registration Rights
Agreement..................  The Company and the Initial Purchasers entered into the Registration Rights Agreement which grants the holders of the Original Notes certain exchange and registration rights. The Exchange Offer made hereby is intended to satisfy such exchange rights. See "The Exchange Offer -- Registration Rights; Liquidated Damages."

The Exchange Offer.........  $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of Original Notes validly tendered pursuant to the Exchange Offer. As of the date hereof, $175 million in aggregate principal amount of Original Notes are outstanding. The Company will issue the Exchange Notes to tendering holders of Original Notes on or promptly after the Expiration Date.

Resale of the Exchange
Notes......................  Based on an interpretation by the staff of the
                             Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such Original Notes directly from the Company or any of its "affiliates" within the meaning of Rule 405 under the Securities Act for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is such an "affiliate" of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Original Notes wishing to accept an Exchange Offer must represent to the Company that such conditions have been met. In the event that the Company's belief is inaccurate, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the
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                                        5

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                             Securities Act and without an exemption from
                             registration thereunder may incur liability under the Securities Act. The Company does not assume or indemnify holders against such liability.

                             A Participating Broker-Dealer that receives
                             Exchange Notes in exchange for Original Notes held for its own account, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Although such Participating Broker-Dealer may be an "underwriter" within the meaning of the Securities Act, the Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Original Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus and any amendment or supplement to this Prospectus available to any Participating Broker-Dealer for use in connection with any such resales. See "Plan of Distribution."

                             The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Original Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1997, unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See
                             "The Exchange Offer -- Expiration Dates;
                             Extensions; Amendments."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions of the Exchange Offer."

Procedures for Tendering
  Original Notes...........  Each holder of Original Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Original Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing a Letter of Transmittal, each holder will represent to the Company that, among other things,
                             (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (ii) neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that such holder is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, and (iii) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act,
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                                        6

-------------------------------------------------------------------------------

                             of the Company. See "The Exchange
                             Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Holders.........  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. A form of Instruction to Registered Holder from Beneficial Owner is included with the applicable Letter of Transmittal enclosed with this Prospectus for the convenience of such beneficial owners. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
Procedures.................  Holders of Original Notes who wish to tender their
                             Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes, the Letter of Transmittal, as the case may be, or any other documents required by such Letter of Transmittal to the Exchange Agent (as defined) (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Untendered Notes...........  Following the consummation of the Exchange Offer,
                             Holders of Original Notes eligible to participate but who do not tender their Original Notes will not have any further exchange rights, and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Original Notes could be adversely affected by the Exchange Offer.

Consequences of Failure to
  Exchange.................  The Original Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

Shelf Registration
Statement..................  In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or upon the request of a Holder of Transfer Restricted Securities (as defined) under certain circumstances or if the Exchange Offer is not for any other reason consummated within 165 days of the date on which the Original Notes were issued, the Company has agreed pursuant to the Registration Rights Agreement to register the Original Notes issued by it on a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission. The Company has agreed to use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for the earlier of (i) two years or (ii) the date on
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                             which the securities covered by the Shelf
                             Registration Statement have been sold or cease to be outstanding.

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Original
Notes and Delivery of
  Exchange Notes...........  Subject to certain conditions, the Company will accept for exchange any and all Original Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Federal Tax
Consideration..............  The exchange pursuant to the Exchange Offer will generally not be a taxable event for federal income tax purposes. See "Certain Federal Tax Considerations."

Use of Proceeds............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent.............  Street Bank and Trust Company.

                               THE EXCHANGE NOTES

General....................  The form and terms of the Exchange Notes are the same as the form and terms of the respective
                             Original Notes except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will generally not bear legends restricting the transfer thereof (other than those that might be imposed by state securities laws) and
                             (iii) the Exchange Notes will not provide for the payment of Liquidated Damages. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. As used herein, the term "Notes" refers collectively to the Exchange Notes and the Original Notes.

Securities Offered.........  $175,000,000 aggregate principal amount of 9 1/4%
                             Series B Senior Notes due 2007.

Interest Rate and Payment
  Dates....................  Interest on the Exchange Notes will accrue at the rate of 9 1/4% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1997.

Maturity...................  March 15, 2007.

Redemption.................  The Exchange Notes may be redeemed at the Company's option, in whole or in part, at any time and from time to time, on and after March 15, 2002, initially at 104.625% of principal amount and thereafter at prices declining to 100% from and after March 15, 2005, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes -- Optional Redemption."

Change of Control..........  Upon a Change of Control (as defined), holders of the Exchange Notes will have the right, subject to certain restrictions and conditions, to require the Company to purchase all or any part of their Exchange Notes
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                             at 101% of the principal amount thereof, plus accrued and unpaid interest, if any (the "Change of Control Payment"), to the date of purchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to make the Change of Control Payment with respect to all Notes tendered by holders thereof. In addition, the Company's ability to make such payment may be limited by the terms of borrowing and other agreements applicable to the Company or its subsidiaries. See "Description of
                             Notes -- Change of Control" and "Description of Other Obligations."

Ranking....................  The Exchange Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to all existing and future secured indebtedness of the Company, to the extent of the value of the assets securing such indebtedness, and to all existing and future indebtedness and other obligations of the Company's subsidiaries. Subject to certain restrictions, the indenture pursuant to which the Exchange Notes will be issued (the "Indenture") permits the Company and its subsidiaries to incur additional indebtedness, including senior indebtedness which may be secured, and other liabilities. At December 31, 1996, after giving effect to the issuance and sale of the Original Notes and the application of the net proceeds therefrom, the Exchange Notes would have been effectively subordinated to approximately $172.6 million of indebtedness for borrowed money, trade payables and accrued liabilities of the Company's subsidiaries. See "Description of
                             Notes -- General."

Certain Covenants..........  The Indenture contains certain covenants that limit the ability of the Company and its Restricted Subsidiaries (as defined) to, among other things, pay dividends, repurchase capital stock or make certain other Restricted Payments (as defined), incur additional Indebtedness (as defined), issue preferred stock of Restricted Subsidiaries, make certain Investments (as defined) and consummate certain mergers, consolidations or sales of assets. Upon certain Asset Sales (as defined), the Company will be required in certain circumstances to offer to apply certain proceeds thereof to purchase the Notes. See "Description of Notes -- Certain Covenants."

                                  RISK FACTORS

     Prospective purchasers of the Exchange Notes should consider carefully all of the information included in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors."
-------------------------------------------------------------------------------

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following summary consolidated financial data for the five years ended December 31, 1996 has been derived from the Company's Consolidated Financial Statements and should be read in conjunction with the Consolidated Financial Statements and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K incorporated herein by reference. The Adjusted Consolidated Statement of Operations Data and adjusted Other Consolidated Data for the year ended December 31, 1996 give effect to the Offering, the refinancing of approximately $47.2 million of outstanding indebtedness of the Company's subsidiaries in connection therewith (the "Refinancing") and the purchase by the Company of the Company's Common and Special Common Stock for the period from January 1, 1996 to March 29, 1997 (the "Company Stock Purchases") as if such transactions had occurred on January 1, 1996. The Consolidated Balance Sheet Data as adjusted give effect to the Offering, the Refinancing and the Company Stock Purchases as if such transactions had occurred on December 31, 1996.

                                                             YEARS ENDED DECEMBER 31,
                                                --------------------------------------------------
                                                 1992       1993       1994       1995       1996
                                                ------     ------     ------     ------     ------
                                                  (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA(1):
Net sales.....................................  $800.0     $744.1     $737.2     $776.2     $969.8
Operating earnings............................    20.4       30.3       50.0       41.1       60.1
Interest expense, net.........................   (24.8)     (23.3)     (20.9)     (18.8)     (24.8)
Earnings (loss) from continuing
  operations(2)...............................   (21.0)     (12.6)      17.2       15.0       22.0
Earnings (loss) per share from continuing
  operations..................................   (1.67)     (1.00)      1.34       1.19       2.05
ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(6):
Interest expense, net.........................                                               (31.3)
Earnings from continuing operations...........                                                17.5
Earnings per share from continuing
  operations..................................                                                1.78
OTHER CONSOLIDATED DATA(6):
Capital expenditures..........................     8.8       10.8       19.4       17.3       22.2
Ratio of earnings to fixed charges(3).........                           2.0x       1.9x       2.1x
Adjusted ratio of earnings to fixed
  charges(3)..................................                                                 1.7x
EBITDA from operations(4).....................  $ 42.5     $ 49.6     $ 66.7     $ 59.0     $ 82.6
Ratio of EBITDA from operations to interest
  expense, net................................     1.7x       2.1x       3.2x       3.1x       3.3x
Adjusted ratio of EBITDA from operations to
  interest expense, net(4)....................                                                 2.6x

                                                                        AS OF DECEMBER 31, 1996
                                                                       -------------------------
                                                                       ACTUAL     AS ADJUSTED(6)
                                                                       ------     --------------
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities(5)..................  $ 97.8         $213.1
Working capital......................................................   143.5          291.7
Total assets.........................................................   609.1          729.4
Total debt...........................................................   280.5          407.3
Stockholders' investment.............................................   118.8          112.3

---------------

(1) Acquisitions have been accounted for under the purchase accounting method and dispositions have been accounted for as described in Note 2 of Notes to Consolidated Financial Statements contained in the Form 10-K incorporated herein by reference and in note (2) below.

(2) On January 2, 1992, the Company's subsidiary, Dixieline Products, Inc. ("Dixieline"), sold the assets of L.J. Smith, Inc. and recognized a pre-tax gain on the sale of approximately $8.0 million. On October 2, 1992, the Company sold its wholly-owned subsidiary Bend Millwork Systems, Inc. ("Bend") and recognized a pre-tax loss in 1992 of $22.5 million. In the third quarter of 1993, the Company provided a pre-tax valuation reserve of approximately $20.3 million to reduce the Company's net investment in Dixieline to estimated net realizable value. On March 31, 1994, the Company sold all the capital stock of Dixieline for approximately $18.8 million in cash and $6.0 million in preferred stock of the purchaser. No additional loss in 1994 was incurred in connection with this sale. In January 1995, the Company paid approximately $1.8 million as a final purchase price adjustment related to the sale of Bend and recorded a charge to pre-tax earnings in the fourth quarter of 1994.

(3) For purposes of calculating this ratio, "earnings" consist of earnings from continuing operations before provision for income taxes and fixed charges. "Fixed charges" consist of interest expense and the estimated interest portion of rental payments on operating leases. Such earnings were insufficient to cover fixed charges by $18.0 million and $11.6 million for the years ended December 31, 1992 and 1993, respectively.

(4) "EBITDA from operations" is the earnings (loss) from continuing operations before income taxes plus depreciation, amortization and interest expense, and excludes interest and dividend income, net gain on investment and marketable securities and loss on business sold. EBITDA from operations differs from Consolidated Cash Flow as defined in the Indenture. See "Description of Notes -- Certain Definitions." EBITDA from operations should not be considered as an alternative to net earnings as a measure of the Company's operating results or to cash flows as a measure of liquidity. EBITDA from operations principally differs from net increase (decrease) in unrestricted cash and cash equivalents shown on the Consolidated Statement of Cash Flows of the Company, prepared in accordance with generally accepted accounting principles, in that EBITDA from operations does not reflect capital expenditures, borrowings, principal and interest payments under debt and capital lease obligations, income tax payments and cash flows from other operating, investing and financing activities.

(5) Includes $5.7 million of restricted investments and marketable securities at December 31, 1996 (actual and as adjusted). See the Consolidated Financial Statements included in the Form 10-K incorporated herein by reference.

(6) The Adjusted Consolidated Statement of Operations Data and adjusted Other Consolidated Data for the year ended December 31, 1996 give effect to the Offering, the Refinancing and the Company Stock Purchases as if such transactions had occurred on January 1, 1996. The Consolidated Balance Sheet Data as adjusted give effect to the Offering, the Refinancing and the Company Stock Purchases as if such transactions had occurred on December 31, 1996. A reconciliation from actual to as adjusted amounts is as follows (dollars in millions, except per share amounts):

                                                                                     COMPANY        1996
                                             1996      OFFERING AND                   STOCK          AS
                                            ACTUAL     REFINANCING      SUBTOTAL     PURCHASE     ADJUSTED
                                            ------     ------------     --------     --------     --------
    ADJUSTED CONSOLIDATED STATEMENT OF
      OPERATIONS DATA:
    Interest Expenses, net................  $(24.8)       $ (5.6)        $(30.4)      $ (0.9)      $(31.3)
    Earnings from continuing operations...    22.0          (3.9)          18.1         (0.6)        17.5
    Earnings per share from continuing
      operations..........................    2.05         (0.36)          1.69         0.09         1.78
    OTHER CONSOLIDATED DATA:
    Adjusted ratio of EBITDA from
      operations to interest expense,
      net.................................     3.3x         (0.6)x          2.7x        (0.1)x        2.6x

                                            DECEMBER 31,                             COMPANY    DECEMBER 31,
                                                1995       OFFERING AND               STOCK       1996 AS
                                               ACTUAL      REFINANCING    SUBTOTAL   PURCHASE     ADJUSTED
                                            ------------   ------------   --------   --------   ------------
    CONSOLIDATED BALANCE SHEET DATA:
    Cash, cash equivalents and marketable
      securities..........................     $ 97.8         $121.8       $219.6     $ (6.5)      $213.1
    Working Capital.......................      143.5          154.7        298.2       (6.5)       291.7
    Total Assets..........................      609.1          126.8        735.9       (6.5)       729.4
    Total Debt............................      280.5          126.8        407.3         --        407.3
    Stockholders Investment...............      118.8             --        118.8       (6.5)       112.3

                                  RISK FACTORS

     Prospective purchasers of the Exchange Notes should carefully review and consider, among other things, the factors set forth below, as well as the other information included or incorporated by reference in this Prospectus, before making an investment in the Exchange Notes.

SUBSTANTIAL LEVERAGE

     The Company has a substantial amount of debt. At December 31, 1996, the Company had approximately $280.5 million of consolidated debt. After giving effect to the Offering, the Refinancing and the Company Stock Purchases as of December 31, 1996, the Company would have had approximately $407.3 million of consolidated debt. At December 31, 1996, the Company's debt to equity ratio was
2.4 to 1 and after giving effect to the Offering, the Refinancing and the Company Stock Purchases as of December 31, 1996, the Company's debt to equity ratio would have been 3.6 to 1. See "Capitalization" and "Description of Other Obligations."

     The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including the following: (i) the Company's ability to obtain additional financing in the future for refinancing indebtedness, acquisitions, working capital, capital expenditures or other purposes may be impaired, (ii) funds available to the Company for its operations and general corporate purposes or for capital expenditures will be reduced as a result of the dedication of a substantial portion of the Company's consolidated cash flow from operations to the payment of the principal and interest on its indebtedness, (iii) the Company may be more highly leveraged than certain of its competitors, which may place it at a competitive disadvantage, (iv) the agreements governing the Company's and its subsidiaries' long-term indebtedness (including indebtedness under the Company's 9 7/8% Senior Subordinated Notes due 2004 (the "9 7/8% Notes") and the Exchange Notes) and bank loans contain certain restrictive financial and operating covenants, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of the Company's subsidiaries to pay dividends or make other distributions to the Company (see "Description of Other Obligations"), (v) an event of default (not cured or waived) under financial and operating covenants contained in the Company's or its subsidiaries' debt instruments, including the Indenture, could occur and have a material adverse effect on the Company, (vi) certain of the borrowings under debt agreements of the Company's subsidiaries have floating rates of interest, which causes the Company and its subsidiaries to be vulnerable to increases in interest rates and (vii) the Company's substantial degree of leverage could make it more vulnerable to a downturn in general economic conditions.

     The terms of the Indenture allow for the incurrence of additional Indebtedness (as defined). Except as set forth below, the incurrence of additional Indebtedness is limited by certain conditions, including compliance with a Consolidated Cash Flow Coverage Ratio (as defined) of 2 to 1, pro forma for the additional Indebtedness. As of December 31, 1996, after giving effect to the Offering and the Refinancing, the Company could have incurred approximately $360.7 million of additional Indebtedness based on compliance with the Consolidated Cash Flow Coverage Ratio. In addition, the Company and its Restricted Subsidiaries (as defined) may incur specified levels of additional Indebtedness without regard to compliance with the Consolidated Cash Flow Coverage Ratio or any other financial ratio or covenant in the Indenture. The Indenture places no restriction on the incurrence of Indebtedness by any of the Company's Unrestricted Subsidiaries (as defined). See "Description of Notes." In the event the Company or its subsidiaries were to incur additional Indebtedness, whether for acquisitions, investment in its business or other general corporate purposes, the Company's leverage could increase, which in turn could make it more susceptible to the factors described above.

     The ability of the Company and its subsidiaries to make principal and interest payments under long-term indebtedness (including the Notes) and bank loans will be dependent upon their future performance, which is subject to financial, economic and other factors affecting the Company and its subsidiaries, some of which are beyond their control. There can be no assurance that the current level of operating results of the Company and its subsidiaries will continue or improve. The Company believes that it will need to access the capital markets in the future in order to provide the funds necessary to repay a significant portion of its indebtedness. There can be no assurance that any such refinancing will be possible or that any additional financing can be obtained, particularly in view of the Company's anticipated high levels of debt and the debt incurrence restrictions under its existing debt agreements, including the Indenture. If no such refinancing or additional financing were available, the Company and/or its subsidiaries could default on their respective debt obligations. In such case, virtually all other debt of the Company and its subsidiaries, including payments to be made under the Notes, could become immediately due and payable.

SECURED INDEBTEDNESS

     The Indenture will permit the Company to incur certain indebtedness secured by a lien on assets of the Company (including indebtedness which may be incurred under the Company Credit Facility (as defined)). The Exchange Notes are unsecured and will be effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. Accordingly, if an event of default occurs under any agreement or instrument governing secured indebtedness of the Company, the lenders thereunder will have a prior right to the assets of the Company securing such indebtedness and may foreclose upon such collateral to the exclusion of the holders of the Exchange Notes. In such event, such assets would first be used to repay in full outstanding amounts under indebtedness secured thereby, resulting in all or a portion of the Company's assets being unavailable to satisfy the claims of the holders of Exchange Notes and holders of other unsecured indebtedness. See "Description of Notes -- Certain Covenants."

STRUCTURAL SUBORDINATION

     The Exchange Notes will be obligations of the Company exclusively. Because the operations of the Company are conducted entirely through subsidiaries, the Company's cash flow and its ability to service debt, including the Exchange Notes, are dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries in the forms of loans, dividends or otherwise. The subsidiaries, however, are legally distinct from the Company and have no obligation, contingent or otherwise (except to the extent described below with respect to the requirement to provide guaranties in certain circumstances), to pay amounts due pursuant to the Exchange Notes or to make any funds available for such payments.

     Certain agreements governing the Company's subsidiaries restrict the ability of the subsidiaries to pay dividends or make other distributions to the Company. See "Description of Other Obligations."

     In addition, while substantially all of the Company's subsidiaries are currently wholly owned directly or indirectly by the Company, the ability of the Company to cause any less than wholly owned subsidiary to pay dividends or make other distributions to the Company may be limited by reason of contractual restrictions or the need to consider the interests of the other owners of such subsidiary. For example, a pro rata amount of any dividend distribution would in most cases be required to be paid to the other owners of such subsidiary (and thereby be subject to, and potentially prohibited by, the Limitations on Restricted Payments covenant of the Indenture and similar covenants in other agreements or instruments applicable to the Company, including without limitation the indenture governing the 9 7/8% Notes). In addition, the terms of any loan from any such less than wholly owned subsidiary to the Company may only be able to be made, if at all, on terms less favorable to the Company than in the case of a loan from a wholly owned subsidiary.

     Except to the extent that the Company may itself be a trade creditor with recognized claims against its subsidiaries, claims of creditors of such subsidiaries, including trade creditors, will have effective priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the Exchange Notes. At December 31, 1996, after giving effect to the Offering and the Refinancing, the Exchange Notes would have been effectively subordinated to approximately $172.6 million of indebtedness for borrowed money, trade payables and accrued liabilities of the Company's subsidiaries. See "Description of Notes -- General."

     The Indenture provides that in the event any of the Company's subsidiaries guarantees or otherwise becomes liable for the payment of any Indebtedness of the Company (other than Indebtedness under the Company Credit Facility) such subsidiary shall also guarantee the payment of the Exchange Notes. This provision of the Indenture ceases to have effect in certain circumstances. In the event any subsidiary provides such a guaranty, the guaranty may, under certain circumstances, be subject to avoidance or subordination under fraudulent conveyance laws or the preference provisions of federal or state bankruptcy law. See "Description of Notes Certain Covenants -- Limitation on Guaranties by Subsidiaries."

REPURCHASE OF NOTES UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Certain events involving a Change of Control could result in acceleration of, or similar repurchase obligations with respect to, indebtedness outstanding under the Company Credit Facility, the 9 7/8% Notes or other indebtedness of the Company or its subsidiaries that may be incurred in the future. There can be no assurance that the Company will have sufficient resources to repurchase the Notes, including the Exchange Notes, in the event it becomes obligated to do so, particularly in the event of acceleration of, or the need to comply with repurchase obligations with respect to, other indebtedness. The failure to repurchase all of the tendered Notes in the event of a Change of Control constitutes an event of default under the Indenture which may result in the acceleration of the maturity of the Notes. The Change of Control repurchase provisions may be deemed to have anti-takeover effects and may delay, defer or prevent a merger, tender offer or other takeover attempt. See "Description of Notes -- Change of Control", "-- Certain Covenants" and "-- Events of Default and Remedies."

SENSITIVITY TO ECONOMIC CYCLES; AVAILABILITY AND PRICING OF RAW MATERIALS

     A significant percentage of the Company's sales of residential and commercial building products is attributable to new residential and nonresidential construction, which are affected by such cyclical factors as interest rates, inflation, consumer spending habits and employment. This exposure to cyclicality in the new construction market is partially mitigated by the Company's increasing emphasis on the repair and replacement markets, which are typically less cyclical. In addition, the Company is dependent upon raw materials (including, among others, steel, copper, packaging material, plastics, resins and aluminum) and components purchased from third parties. Accordingly, the Company's results of operations and financial condition have in the past been, and may again in the future be, adversely affected by increases in raw material or component costs or their lack of availability.

COMPETITION

     Substantially all of the markets in which the Company participates are highly competitive with respect to product quality, price, design innovations, distribution, service, warranties, reliability, efficiency and financing terms. Certain of the Company's competitors have greater financial and marketing resources and brand awareness than the Company. Competitive factors could require price reductions or increased spending on product development, marketing and sales that would adversely affect the Company's operating results.

LACK OF PUBLIC MARKET

     There is no existing public market for the Original Notes or the Exchange Notes and the Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Notes but are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active market will develop for any of the Exchange Notes or as to the liquidity of the trading market for any of the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling such Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. If a trading market develops for the Exchange Notes, future trading prices of such Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the

Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.
                             ---------------------

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts constitute forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, over which the Company has no control, which could cause actual results to differ materially from those projected. Cautionary statements describing these risks and uncertainties include those disclosed under the caption "Risk Factors" and elsewhere in this Prospectus and the documents incorporated herein by reference. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on forward-looking statements, including statements made in this Prospectus or the documents incorporated herein by reference, which speak only as of the date made (including the date of any incorporated document in the case of any forward-looking statement contained therein), and the Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date originally made or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in the Company's periodic reports filed with the Commission.

                                 CAPITALIZATION

     The following table sets forth the short-term debt and capitalization of the Company at December 31, 1996 and as adjusted to reflect the Offering, the Refinancing and the Company Stock Purchases:

                                                                     ACTUAL   AS ADJUSTED(3)
                                                                     ------   --------------
                                                                      (DOLLARS IN MILLIONS)
    Short-term debt:
      Short-term borrowings........................................  $ 25.3       $   --
      Current maturities of long-term debt.........................    11.2          3.6
                                                                     ------       ------
              Total short-term debt................................  $ 36.5       $  3.6
                                                                     ======       ======
    Long-term debt:
      Notes, mortgage notes and other..............................  $ 26.9       $ 12.6
      9 1/4% Series B Senior Notes due 2007........................      --        174.0
      9 7/8% Senior Subordinated Notes due 2004....................   217.1        217.1
                                                                     ------       ------
              Total long-term debt(1)..............................   244.0        403.7
                                                                     ------       ------
    Stockholders' investment(2):
      Preference stock, $1.00 par value; 7,000,000 authorized......      --           --
      Common stock, $1.00 par value; 40,000,000 shares authorized;
         15,965,585 shares issued..................................    15.9         15.9
      Special common stock, $1.00 par value; 5,000,000 shares
         authorized; 784,169 shares issued.........................      .8           .8
      Additional paid-in capital...................................   135.0        135.0
      Retained earnings............................................    37.8         37.8
      Cumulative translation, pension and other adjustments........    (3.2)        (3.2)
      Less: Treasury stock, at cost, 6,599,645 actual and 6,872,470 as adjusted common shares and 276,910 actual and 284,985
         as adjusted special common shares.........................   (67.5)       (74.0)
                                                                     ------       ------
              Total stockholders' investment.......................   118.8        112.3
                                                                     ------       ------
              Total capitalization.................................  $362.8       $516.0
                                                                     ======       ======

---------------

(1) Long-term debt is net of $2.3 million (actual) and $3.3 million (as adjusted) of unamortized debt discount.
(2) Excludes (i) 1,428,869 shares of common stock, $1.00 par value (the "Common Stock") at December 31, 1996 which have been reserved for issuance pursuant to options and the conversion of the Company's special common stock, $1.00 par value (the "Special Common Stock"), (ii) 281,000 shares of Special Common Stock at December 31, 1996 which have been reserved for issuance pursuant to options and (iii) 98,732 shares of Series A Participating Preference Stock (the "Preference Stock") which may be issuable upon exercise of rights under the Rights Agreement, as amended and restated as of April 1, 1996, between the Company and State Street Bank and Trust Company.
(3) See note (6) to the Summary Consolidated Financial Data on page 11 of this Prospectus for a reconciliation from actual to as adjusted amounts.

                              DESCRIPTION OF NOTES

GENERAL

     The Original Notes were issued and the Exchange Notes will be issued pursuant to an indenture (the "Indenture") dated as of March 17, 1997 between the Company and State Street Bank and Trust Company, a Massachusetts banking corporation, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture, the Notes and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions included in the Indenture of certain terms used below. Copies of the Indenture and the Registration Rights Agreement are exhibits to the Registration Statement of which this Prospectus is a part and are publicly available as set forth above under "-- Available Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof (except as may be required under the state securities laws) and
(iii) the holders of Exchange Notes will generally not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Registration Rights; Liquidated Damages."

     The Notes will be unsecured senior obligations of the Company limited to $175,000,000 aggregate principal amount. The Notes will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company, including the 9 7/8% Notes, and pari passu in right of payment with all existing and future senior unsecured Indebtedness of the Company. The Notes will be effectively subordinated to all existing and future secured Indebtedness of the Company, including secured Indebtedness pursuant to the Company Credit Facility, to the extent of the value of the assets securing such Indebtedness, and the Notes will be structurally subordinated to all Indebtedness and other obligations (including trade payables) of the Company's Subsidiaries. At December 31, 1996, after giving effect to the Offering and the Refinancing, the Notes would have been effectively subordinated to approximately $172.6 million of indebtedness for borrowed money, trade payables and accrued liabilities of the Company's Subsidiaries.

     Although the Indenture contains certain covenants and provisions that afford certain protections to holders of the Notes (the "Holders"), such covenants and provisions would not necessarily afford the Holders of the Notes protection in the event of a highly leveraged transaction involving the Company, including a leveraged transaction initiated or supported by the Company, the management of the Company or any affiliate of either party. See "-- Certain Covenants" below.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $175,000,000 and will mature on March 15, 2007. Interest on the Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually on each March 15 and September 15 commencing on September 15, 1997, to Holders on the immediately preceding March 1 or September 1, whether or not a business day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Original Notes and will continue to accrue after the occurrence of an event of default described in clause (5) or (6) of the first paragraph under "-- Events of Default and Remedies." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of, premium, if any, interest on, and Liquidated Damages, if any, with respect to the Notes will be payable by wire transfer of immediately available funds to the holder of the Global Notes; provided, that payments of interest and Liquidated Damages, if any, may be made at the office or agency of the Company maintained for such purpose or, at the option of the Company, by check mailed to the Holders at their respective addresses set forth in the register of Holders. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Trustee is Paying Agent and Registrar under the Indenture. The Company may act as Paying Agent or Registrar under the Indenture, and the Company may change the Paying Agent or Registrar without notice to the Holders.

OPTIONAL REDEMPTION

     The Notes will be redeemable by the Company, in whole or in part, on or after March 15, 2002 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning March 15 of the years indicated below, in each case, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

          YEAR                                                             PERCENTAGE
          ---------------------------------------------------------------  ----------
          2002...........................................................    104.625%
          2003...........................................................    103.083%
          2004...........................................................    101.542%
          2005 and thereafter............................................    100.000%

     Notice of the redemption must be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the principal amount thereof to be redeemed and a new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company shall default in the payment of the redemption price. If less than all the outstanding Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee by lot or, if such method is prohibited by the rules of any stock exchange on which the Notes are then listed, any other method the Trustee considers reasonable, provided that Notes shall be redeemed in principal amounts of $1,000 or integral multiples thereof.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, as described below, the Company may be obligated, under certain circumstances, to make an offer to purchase (i) all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, upon a Change of Control; and (ii) outstanding Notes with a portion of the Excess Proceeds of Asset Sales at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "-- Change of Control" and "-- Certain Covenants -- Limitation on Use of Proceeds from Asset Sales."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder will have the right to require the repurchase of all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

     Immediately following any Change of Control, the Company is required to mail a notice to the Trustee and to each Holder stating: (i) that the Change of Control Offer is being made pursuant to the Repurchase Upon Change of Control covenant of the Indenture and that all Notes tendered will be accepted for payment; (ii) the amount of the Change of Control Payment and the purchase date (the "Change of Control Payment

Date"), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;
(vi) that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount of $1,000 or an integral multiple thereof.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer and not withdrawn, (ii) deposit with the Paying Agent an amount sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee all Notes so tendered and not withdrawn together with an Officers' Certificate specifying the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Change of Control Payment in respect of such Notes, and the Trustee will promptly authenticate and mail to such Holder a new Note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes triggered by a Change of Control.

     A "Change of Control" will be deemed to have occurred at such time as any of the following events occur: (i) there is consummated any consolidation or merger of the Company with or into another corporation, or all or substantially all of the assets of the Company are sold, leased or otherwise transferred or conveyed to another Person (other than pursuant to a bona fide pledge of assets to secure Indebtedness made in accordance with the Indenture), and the holders of the Company's common stock outstanding immediately prior to such consolidation, merger, sale, lease or other transfer or conveyance or one or more Exempt Persons do not hold, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or at least a majority of the Equity Interests of such Person; (ii) there is filed a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that any person (defined, solely for the purposes of the Change of Control provision, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the combined voting power of all the Company's then outstanding securities entitled to vote generally for the election of directors; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred under clause (ii) of the immediately preceding paragraph solely by virtue of the Company, any Subsidiary of the Company, any employee stock ownership plan or any other employee benefit plan of the Company or any such Subsidiary, any other person holding securities of the Company for or pursuant to the terms of any such employee benefit plan, or any Exempt Person, filing or becoming obligated to file a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of securities of the Company, whether in excess of 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally for the election of directors or otherwise.

     The Change of Control purchase feature may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of the incumbent management. Although the Company has from time to time received and considered proposals which might involve a Change of Control, the Change of Control purchase feature was not adopted as a result of management's knowledge of any specific effort to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of antitakeover provisions. Instead, the Change of Control purchase feature is a standard term contained in other similar debt offerings and the terms of such feature result from negotiations between the Company and the Initial Purchasers.

     If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to make the Change of Control Payment in respect of all Notes tendered by Holders thereof. In addition, the Company's ability to make such payment may be limited by the terms of its then-existing borrowings and other agreements applicable to the Company or its Subsidiaries. Certain existing agreements applicable to certain of the Company's Subsidiaries restrict the ability of these Subsidiaries to make distributions to the Company. See "Description of Other Obligations."

     Neither the Board of Directors of the Company nor the Trustee may waive the Change of Control repurchase feature of the Indenture.

     One of the events that constitutes a Change of Control under the Indenture is a sale, lease or other transfer or conveyance of all or substantially all of the assets of the Company. There is no precise established definition under applicable law of the term "substantially all" and, accordingly, if the Company were to engage in transactions in which it disposed of less than all of its assets, a question could arise as to whether such disposition was of "substantially all" of its assets and whether because of such disposition the Company was required to repurchase the Notes as a result of a Change of Control.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on, or make any distribution in respect of the Company's or any such Restricted Subsidiary's Capital Stock or other Equity Interests, except to the extent any such dividend or other distribution is (a) actually received by the Company or a Restricted Subsidiary thereof or (b) payable solely in shares of Capital Stock or other Equity Interests (other than Redeemable Stock or Capital Stock convertible into any security other than such Capital Stock) of the Company or such Restricted Subsidiary, as the case may be;
(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Restricted Subsidiaries (other than Capital Stock or other Equity Interests held by the Company or any Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary); (iii) prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled repayment date, scheduled mandatory sinking fund payment date or maturity date any Indebtedness of the Company that is subordinate in right of payment to the Notes (other than in connection with any refinancing of such Indebtedness permitted by the Indenture); or (iv) make any Investment other than Permitted Investments (each such action described in any of clauses (i) through (iv) above being referred to as a "Restricted Payment"), if, at the time of such Restricted Payment, (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made on or after the issue date of the Original Notes (including, without duplication, Restricted Payments described in the next succeeding paragraph), exceeds the sum of (A) 50% of the cumulative Consolidated Net Income of the Company for the period commencing on January 1, 1997 through the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (provided that if the amount of such cumulative Consolidated Net Income divided by the number of full fiscal quarters of the Company in the applicable period exceeds $5,250,000, then such amount shall equal (i) 50% of the product of $5,250,000 multiplied by the number of full fiscal quarters in such period plus (ii) 75% of the amount in excess of the product of $5,250,000 multiplied by the number of full fiscal quarters in such period) (or, if the cumulative Consolidated Net Income of the Company shall be a deficit, minus 100% of such deficit); (B) the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, if any, received by the Company (other than from a Restricted Subsidiary of the Company) from the issuance and sale of either Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock) or Indebtedness that is convertible into Capital Stock of the Company (other than Redeemable Stock or any Capital Stock convertible into any security other than such Capital Stock), to the extent such Indebtedness is actually converted into such Capital Stock; (C) an amount equal to any cash and the Fair Market Value (at the time of receipt) of other assets received by the Company or any of its Restricted Subsidiaries after the date of the issuance of the Original Notes as a dividend or other distribution from any Unrestricted Subsidiary; (D) the Fair Market Value of any Investment held by either the Company or any Restricted Subsidiary of the Company in any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary in accordance with the provisions of the Indenture; and (E) $35,000,000; or (3) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the Limitation on Additional Indebtedness covenant.

     The foregoing provisions shall not prohibit, so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (ii) the declaration and payment by a Restricted Subsidiary of the Company which is required to file periodic reports under Section 13 or 15(d) of the Exchange Act (a "Reporting Subsidiary") of dividends on its common stock to all holders of such common stock on a pro rata basis out of funds legally available for the payment of dividends, provided that the amount of such dividends in any fiscal year of such Reporting Subsidiary shall not exceed 25% of the Consolidated Net Income of such Reporting Subsidiary for the immediately preceding fiscal year; (iii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options to purchase such shares or related stock appreciation rights or similar securities held by current or former officers, employees or directors (or their estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary; provided that the aggregate consideration paid for such purchase, redemption, cancellation or other retirement after the date hereof does not exceed $2,500,000 in the aggregate in any fiscal year of the Company; (iv) the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any or all of the 9 7/8% Notes at any time within one year of the scheduled maturity date thereof; and (v) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Company.

     Limitation on Additional Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (each, an "incurrence") any Indebtedness, including, without limitation, Acquired Indebtedness; provided, however, that the Company may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to the incurrence of such Indebtedness and (ii) the Consolidated Cash Flow Coverage Ratio of the Company for the four full fiscal quarters ending immediately prior to the date of the incurrence of such additional Indebtedness is at least 2.0 to 1.0.

     The foregoing limitations shall not apply, without duplication, to:

          (i) Existing Indebtedness;

          (ii) Indebtedness of (a) the Company represented by the Notes and the Indenture or (b) any Subsidiary Guarantor under any Subsidiary Guaranty;

          (iii) Indebtedness of the Company and its Restricted Subsidiaries under the Company Credit Facility; provided, that the aggregate principal amount of Indebtedness (including the available undrawn amount of any letters of credit issued thereunder) so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (iii) and outstanding on such date, shall not exceed the greater of (a) $75,000,000 and (b) the sum of 85% of Eligible Receivables of the Company and its Subsidiaries, plus 65% of Eligible Inventory of the Company and its Subsidiaries;

          (iv) Indebtedness of (a) Broan Limited and any Canadian Subsidiaries which are Restricted Subsidiaries under the Broan Limited Credit Facility; provided that (1) the aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued thereunder) so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (iv) and outstanding on such date, shall not exceed the greater of (x) $30,000,000 (Canadian) and (y) the sum of 85% of Eligible Receivables of Broan Limited and the Canadian Subsidiaries which are Restricted Subsidiaries plus 65% of Eligible Inventory of Broan Limited and the Canadian Subsidiaries which are Restricted Subsidiaries (but without duplication of any such Eligible Receivables or Eligible Inventory of Broan Limited and the Canadian Subsidiaries used as a basis to incur Indebtedness pursuant to clause (iii) above) and (2) such Indebtedness shall be secured only by Liens on assets of Broan Limited and the Canadian Subsidiaries which are Restricted Subsidiaries, and (b) the Company under its limited guaranty of not more than $20,000,000 (Canadian) of the Indebtedness of Broan Limited and the Canadian Subsidiaries which are Restricted Subsidiaries under the Broan Limited Credit Facility;

          (v) Indebtedness of Universal-Rundle Corporation for facility expansion or improvement or joint venture investment purposes not exceeding at any time $6,000,000 in aggregate outstanding principal amount and, if secured, secured only by Liens on assets of Universal-Rundle Corporation or the applicable joint venture;

          (vi) Indebtedness of the Company to any of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary, provided that such Indebtedness is contractually subordinated in right of payment to the Notes, or Indebtedness of any Subsidiary of the Company that is a Restricted Subsidiary to the Company or to any other Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary, provided that if the Company or any of its Restricted Subsidiaries incurs Indebtedness to a Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary which, at any time after such incurrence, ceases to be a Wholly-Owned Subsidiary, then all such Indebtedness in excess of the amount of Allowable Subsidiary Loans shall be deemed to have been incurred at the time such former Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary of the Company;

          (vii) Indebtedness of a Restricted Subsidiary under a guaranty of Indebtedness of the Company (other than the Notes) which causes such Restricted Subsidiary to become a Subsidiary Guarantor pursuant to the provisions of the Limitation on Guaranties by Subsidiaries covenant;

          (viii) Indebtedness of the Company and its Restricted Subsidiaries under Interest Rate Agreements, Currency Agreements and Commodity Agreements, provided that (a) in the case of Interest Rate Agreements, such Interest Rate Agreements relate to Indebtedness permitted to be incurred under the Indenture and the notional principal amount of the obligations of the Company and its Restricted Subsidiaries under such Interest Rate Agreements does not exceed the principal amount of such Indebtedness, and
     (b) in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (ix) Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business under guaranties of Indebtedness of suppliers, licensees, franchisees or customers;

          (x) Indebtedness incurred by the Company and its Restricted Subsidiaries consisting of Purchase Money Obligations and Capital Lease Obligations not exceeding at any time $30,000,000 in aggregate outstanding principal amount;

          (xi) Acquired Indebtedness incurred by a Restricted Subsidiary of the Company to the extent such Indebtedness could have been incurred by the Company under the limitations set forth in the preceding paragraph of this Limitation on Additional Indebtedness covenant, after giving pro forma effect to the acquisition of such Restricted Subsidiary by the Company;

          (xii) Indebtedness of any Restricted Subsidiary existing at the time of the designation of such Subsidiary as a Restricted Subsidiary in accordance with the terms of the Indenture if immediately prior to such designation such Subsidiary was an Unrestricted Subsidiary, provided that, after giving pro forma effect to such designation, such Indebtedness could have been incurred by the Company under the limitations set forth in the preceding paragraph of this Limitation on Additional Indebtedness covenant (assuming for purposes of this clause (xii) only that the Consolidated Cash Flow Coverage Ratio set forth in such paragraph were 2.25 to 1.0); and provided further that, none of the Company or any of its other Restricted Subsidiaries shall provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or otherwise be at any time, directly or indirectly liable (as a guarantor or otherwise), for such existing Indebtedness, except to the extent the Company or any of its Restricted Subsidiaries could become so liable in accordance with the provisions of this Limitation on Additional Indebtedness covenant (other than solely in accordance with clause (vi) above or this clause (xii)).

          (xiii) Indebtedness of the Company and its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, letters of credit, short-term overdraft facilities and surety or appeal bonds incurred or provided in the ordinary course of business;

          (xiv) Indebtedness of (a) Nortek (UK) Limited and its Subsidiaries arising out of advances on exports, advances on imports, advances on trade receivables, factoring of receivables and similar transactions in the ordinary course of business and, if secured, secured only by Liens on assets of Nortek (UK) Limited and its Subsidiaries and (b) the Company under its limited guaranty of not more than $10,000,000 of any such Indebtedness of Nortek (UK) Limited and its Subsidiaries;

          (xv) other Indebtedness of the Company and its Restricted Subsidiaries not to exceed at any time $25,000,000 in aggregate outstanding principal amount;

        (xvi) Liens permitted under the Limitation on Liens covenant; and

          (xvii) Indebtedness ("Refinancing Indebtedness") created, incurred, issued, assumed or guaranteed in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund ("refinance"), Indebtedness described in the preceding paragraph or referred to in clauses (i) through (xv) above; provided, however, that (a) the principal amount of such Refinancing Indebtedness (or if such Refinancing Indebtedness is issued at a price less than the principal amount thereof, the original issue amount of such Refinancing Indebtedness), together with the principal amount of any remaining Indebtedness under the agreement or instrument governing the Indebtedness being refinanced, shall not exceed (1) in the case of Refinancing Indebtedness incurred to refinance Indebtedness permitted to be incurred under any of clauses (iii) through (v) and (xv) above, an amount which, when added to all other Indebtedness outstanding under such clause, shall not exceed the aggregate amount of Indebtedness permitted to be incurred under such clause, and (2) in the case of Refinancing Indebtedness incurred to refinance Indebtedness permitted to be incurred under any of clauses
     (i), (ii) and (vi) through (xiii) above, the aggregate amount of such Indebtedness outstanding at the time of such refinancing, in each case, after giving effect to any mandatory reductions in principal or other repayments required under the agreement or instrument governing such Indebtedness; (b) such Refinancing Indebtedness shall be subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced; (c) such Refinancing Indebtedness shall have an Average Life and Stated Maturity equal to, or greater than, the Average Life and Stated Maturity of the Indebtedness to be refinanced at the time of such incurrence; (d) the proceeds of such Refinancing Indebtedness, if incurred by a Restricted Subsidiary of the Company, shall not be used to refinance Indebtedness of the Company or another Subsidiary of the Company; and (e) the incurrence of any such Refinancing Indebtedness is substantially simultaneous with the refinancing of the Indebtedness to be refinanced.

     For purposes of this Limitation on Additional Indebtedness covenant, the accretion of original issue discount on Indebtedness shall not be deemed to be an incurrence of Indebtedness.

     Limitation on Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company shall not (i) permit any of its Restricted Subsidiaries to issue or sell to any Person except the Company or a Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary any preferred stock of any Restricted Subsidiary, or (ii) sell or otherwise convey or dispose of, or permit any of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary to sell or otherwise convey or dispose of, any such preferred stock so issued or sold to the Company or any of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary (except to the issuer thereof, the Company or any of its other Wholly-Owned Subsidiaries that is a Restricted Subsidiary).

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Principal Property or on any shares of Capital Stock of any Restricted Subsidiary of the Company held by the Company or any other Restricted Subsidiary of the Company or on any Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary of the Company. The foregoing limitation does not apply to (i) Liens securing obligations under the Notes, (ii) Liens securing obligations under the Company Credit Facility (but such Liens shall not secure Indebtedness in excess of the amount of Indebtedness then permitted to be incurred under clause (iii) of the second paragraph of the Limitation on Additional Indebtedness covenant plus the amount of any Indebtedness then outstanding pursuant to such clause (iii));
(iii) other Liens existing on the Closing Date; (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company to secure Indebtedness owing to the Company or such Wholly-Owned Subsidiary by such Restricted Subsidiary; (v) Liens permitted by clauses (iv),
(v), (x), (xiii) and (xiv) of the Limitation on Additional Indebtedness covenant; (vi) Liens granted in connection with the extension, renewal or refinancing, in whole or in part, of any Indebtedness under the Notes or described in clause (iii) above; provided that (1) such new Indebtedness is permitted to be incurred under the Limitation on Additional Indebtedness covenant and (2) the amount of Indebtedness secured by such Lien is not increased thereby; and provided, further, that the extension, renewal or refinancing of Indebtedness of the Company may not be secured by Liens on assets of any Restricted Subsidiary other than to the extent the Indebtedness being extended, renewed or refinanced was at any time previously secured by Liens on assets of such Restricted Subsidiary; and (vii) Permitted Liens.

     Limitation on Certain Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or enter into or otherwise cause or permit to exist or become effective any agreement with any Person that would cause any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Restricted Subsidiaries, (ii) pay or repay any Indebtedness owed to the Company or any of its Restricted Subsidiaries which owns Equity Interests in such Restricted Subsidiary, (iii) make loans or advances to the Company or any of its Restricted Subsidiaries which owns Equity Interests in such Restricted Subsidiary, (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries which owns Equity Interests in such Restricted Subsidiary or (v) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company except, in each case, for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) the Indenture, (c) customary nonassignment provisions of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries, (d) any instrument governing Indebtedness of a Person acquired by the Company or any of its Restricted Subsidiaries at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (e) agreements existing as of the issue date of the Original Notes,
(f) the Company Credit Facility, (g) the Broan Limited Credit Facility, (h) any other agreement pursuant to which any Restricted Subsidiary of the Company incurs Indebtedness in accordance with the Limitation on Additional Indebtedness covenant and (i) any agreement effecting a refinancing of Indebtedness issued pursuant to any agreement or instrument referred to in clause (d), (e), (f), (g) or (h) above, provided that the terms and conditions of any such encumbrances and restrictions are not materially less favorable to the Holders than those under the agreement or instrument evidencing the Indebtedness being refinanced.

     The foregoing shall not restrict the ability of any Restricted Subsidiary of the Company to grant any Lien to the extent otherwise permitted in the Indenture.

     Repurchase upon Change of Control.  See "-- Change of Control" above.

     Limitation on Use of Proceeds from Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale having a value (including the Fair Market Value of any non-cash consideration) at least equal to the Fair Market Value of the securities or assets being sold or otherwise disposed of, and (ii) at least 75% of the consideration from such Asset Sale is received in the form of cash, Cash Equivalents (together with cash, "Cash Proceeds") or indebtedness for borrowed money of the Company or such Restricted Subsidiary that is assumed by the transferee of any such assets or any such indebtedness of any Restricted Subsidiary of the Company whose stock is purchased by the transferee. Any Net Cash Proceeds (a) in excess of the amount of cash applied by the Company or any Restricted Subsidiary of the Company during the period beginning 12 months prior to the date of the Asset Sale (but not prior to the issue date of the Original Notes) and ending 12 months after the date of such Asset Sale to purchase any business that is, or any properties and assets used primarily in, the same or a related business as those owned and operated by the Company and its Subsidiaries as of the issue date of the Original Notes or at the date of such Asset Sale and (b) not applied within 12 months after the date of the Asset Sale to reduce Indebtedness of the Company (other than Indebtedness which is subordinated by its terms to the Notes) or any Restricted Subsidiary shall be deemed to be "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds to purchase the Notes. The Excess Proceeds Offer must be in cash in an amount equal to 100% of the principal amount plus accrued and unpaid interest, if any, thereon and Liquidated Damages, if any, to the date fixed for the closing of such offer, substantially in accordance with the procedures for a Change of Control Offer described in the Repurchase upon Change of Control covenant. To the extent that the aggregate amount of Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for general corporate purposes and such amounts shall no longer be deemed Excess Proceeds. If the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, subject to the limitation on the authorized denominations of the Notes.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer.

     Limitation on Transactions with Affiliates. Except as otherwise permitted by the Indenture, neither the Company nor any of its Restricted Subsidiaries shall make any Investment, loan, advance, guaranty or capital contribution to, or for the benefit of, or sell, lease or otherwise transfer or dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries, unless (i) such transaction or series of transactions is in the best interests of the Company or such Restricted Subsidiary based on all relevant facts and circumstances; (ii) such transaction or series of transactions is fair to the Company or such Restricted Subsidiary and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and
(iii) (a) with respect to a transaction or series of related transactions involving aggregate payments in excess of $2,500,000, the Board of Directors and a majority of the Disinterested Directors shall approve such transaction or series of transactions by a Board Resolution evidencing their determination that such transaction or series of transactions complies with clauses (i) and (ii) above, and (b) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $10,000,000, the Company receives a written opinion from a nationally recognized investment bank or valuation firm or, with respect to a transaction requiring the valuation of real property, a nationally recognized real estate appraisal firm, that such transaction or series of transactions is fair to the Company from a financial point of view. Certain transactions subject to this covenant, such as the repurchase of Capital Stock from, or an Investment in, an Affiliate of the Company or any of its Restricted Subsidiaries may also be subject to the Limitation on Restricted Payments covenant.

     The foregoing limitation shall not apply to: (i) any payment of money or issuance of securities by the Company or any Restricted Subsidiary of the Company pursuant to employment agreements or arrangements and employee benefit plans, including reimbursement or advancement of out-of-pocket expenses and directors' and officers' liability insurance; (ii) reasonable and customary payments and other benefits (including indemnification) provided to directors for service on the Board of Directors of the Company or any of its Restricted Subsidiaries and reimbursement of expenses related thereto; or (iii) transactions between the Company and any Restricted Subsidiary of the Company, or between one Restricted Subsidiary of the Company and another Restricted Subsidiary of the Company, provided that not more than 20% of such Restricted Subsidiary is owned by any Affiliate of the Company or any of Restricted Subsidiaries (other than the Company or a Wholly-Owned Subsidiary of the Company).

     Limitation on Guaranties by Subsidiaries. The Company shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Subsidiary Guarantor (other than the Notes), unless (a) such liability is in respect of the Company Credit Facility or (b) such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers (i) to the Company and the Trustee a supplemental indenture to the Indenture providing for a Subsidiary Guaranty of the Notes by such Restricted Subsidiary and any other Subsidiary Guarantors having such terms as are set forth in an exhibit to the Indenture and (ii) to the Trustee a Subsidiary Guaranty. Notwithstanding the foregoing, in the event that a Subsidiary Guarantor is released from all obligations which pursuant to the first sentence of this paragraph obligate it to become a Subsidiary Guarantor, such Subsidiary Guarantor shall be deemed automatically and unconditionally released from all obligations under its Subsidiary Guaranty without any further action required on the part of the Trustee or any Holder. In addition, (i) upon the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Indenture or (ii) upon any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor by the Company or a Restricted Subsidiary of the Company to any Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of the Indenture, such Subsidiary Guarantor will be deemed to be released from all obligations under its Subsidiary Guaranty.

     No Lien on the properties or assets of any Restricted Subsidiary of the Company permitted by the Limitation on Liens covenant shall constitute a guaranty of the payment of any Indebtedness of the Company for purposes of this Limitation on Guaranties by Subsidiaries covenant.

     The provisions of this Limitation on Guaranties by Subsidiaries covenant shall cease to have further force and effect (and if there then exists any Subsidiary Guarantor, such Subsidiary Guarantor will be deemed to be released from all obligations under its Subsidiary Guaranty) at such time as the similar covenant in the indenture governing the Company's 9 7/8% Notes shall cease to have further force and effect (whether by reason of amendment, redemption or repayment of such Indebtedness or otherwise), provided, however, that if the instrument or other agreement governing any Indebtedness incurred to refinance the 9 7/8% Notes includes such a similar covenant, the provisions of this Limitation on Guaranties by Subsidiaries covenant shall continue in full force and effect for so long as such similar covenant remains in force and effect.

     Payments for Consents. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     Provision of Reports. The Indenture provides that whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

     The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, unless: (1) the Company shall be the continuing Person, or the Person, if other than the Company, formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or of the Company and its Subsidiaries on a consolidated basis, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and the Indenture remains in full force and effect; (2) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; (3) the Person which is formed by or survives such consolidation or merger or to which such assets are transferred (the "surviving entity"), after giving pro forma effect to such transaction, could incur $1.00 of additional Indebtedness under the first paragraph of the Limitation on Additional Indebtedness covenant; (4) immediately after giving effect to such transaction on a pro forma basis the Consolidated Net Worth of the surviving entity shall be equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and (5) each Subsidiary Guarantor, if any, unless it is the other party to the applicable transaction described above or its Subsidiary Guaranty, after giving effect to such transaction, is to be released in accordance with the terms hereof and of such Subsidiary Guaranty, shall have confirmed by supplemental indenture that its Subsidiary Guaranty shall apply to the obligations of the Company or the surviving entity under the Indenture.

     In connection with any such consolidation, merger or transfer, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent therein provided for relating to such transactions have been complied with.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, in accordance with the second preceding paragraph, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and when a successor Person assumes all the obligations of its predecessor under the Indenture or the Notes, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes.

     With respect to the transfer of all or substantially all of the assets of the Company or of the assets of the Company and its Subsidiaries on a consolidated basis, there is no precise established definition of the term "substantially all" under applicable law. Accordingly, if the Company were to engage in transactions in which it disposed of less than all of its assets or the Company or a Subsidiary of the Company were to engage in transactions in which less than all of the assets of the Company and its Subsidiaries on a consolidated basis were disposed of, a question could arise as to whether such disposition was of "substantially all" of the assets of the Company or of the Company and its Subsidiaries on a consolidated basis, as the case may be, and, therefore, whether the transaction was subject to the foregoing provisions of the Indenture.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an "Event of Default": (1) the Company defaults in the payment, when due and payable, of (i) interest on and Liquidated Damages, if any, with respect to any Note and the default continues for a period of 30 days, or (ii) principal of or premium, if any, on any Notes when the same becomes due and payable at maturity, by acceleration, on the Redemption Date, on the Change of Control Payment Date, on any payment date respecting an Excess Proceeds Offer or otherwise; (2) the Company fails to comply with any of the provisions set forth under "Merger, Consolidation or Transfer of Assets" above; (3) the Company fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in clause (1) or (2) above), or any Subsidiary Guarantor fails to comply with any of its covenants or agreements in the Indenture or its Subsidiary Guaranty, and in either case such failure continues for the period and after receipt by the Company of the notice specified below; (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such indebtedness or guaranty is now existing or hereafter created, if such default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable or if as a result of such default the maturity of such indebtedness has been accelerated prior to its stated maturity and, in either case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness for money borrowed which has not been paid when due and payable or the maturity of which has been accelerated as a result of such default, aggregates $15,000,000 or more; (5) the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any bankruptcy law: (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or
(E) admits in writing its inability to pay its debts generally as they become due; (6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (A) is for relief against the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case or proceeding; (B) appoints a custodian of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) for all or substantially all of its properties; (C) orders the liquidation of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) and (D) remains unstayed and in effect for 60 days; (7) final judgments for the payment of money which in the aggregate exceed $15,000,000 shall be rendered against the Company or any of its Restricted Subsidiaries by a court and shall remain unstayed or undischarged for a period of 60 days; or (8) any Subsidiary Guaranty ceases to be in full force and effect or is declared null and void, or any Subsidiary

Guarantor denies that it has any further liability under any Subsidiary Guaranty or gives notice to such effect (in each case other than by reason of the termination of the Indenture or the release of such Subsidiary Guaranty in accordance with the terms of the Indenture and such Subsidiary Guaranty) and such condition shall have continued for the period and after receipt by the Company of the notice specified below.

     A Default under clause (3) or (8) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within 30 days after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     In the case of any Event of Default (other than as a result of the failure to comply with the Repurchase upon Change of Control covenant) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in the Indenture or in the Notes contained to the contrary notwithstanding.

     In the case of an Event of Default as a result of a failure to comply with the Repurchase upon Change of Control covenant occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay pursuant to the Repurchase upon Change of Control covenant, such premium shall also become and be immediately due and payable at such time as the principal and interest on the Notes become due and payable pursuant to the acceleration provisions of the Indenture to the extent permitted by law, anything in the Indenture or in the Notes contained to the contrary notwithstanding.

     If any Event of Default (other than an Event of Default specified in clause
(5) or (6) above) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such Holders), may, and such Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on and Liquidated Damages, if any, with respect to the Notes to be due and payable immediately. If an Event of Default specified in clause (5) or (6) above occurs, all unpaid principal of, premium, if any, and accrued interest on and Liquidated Damages, if any, with respect to the Notes then outstanding shall ipso facto become and be immediately due and payable without declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences (except an acceleration due to default in payment of principal of, premium, if any, and accrued interest on and Liquidated Damages, if any, with respect to, the Notes) if all existing Events of Default have been cured or waived except non-payment of principal of, premium, if any, and accrued interest on and Liquidated Damages, if any, with respect to, the Notes that have become due solely because of the acceleration. Subject to certain restrictions set forth in the Indenture, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, or interest on and Liquidated Damages, if any, with respect to any Note or a Default under a provision which requires consent of all Holders to amend. When a Default or Event of Default is waived, it is cured and ceases. A Holder of Notes may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives to the Trustee written notice that an Event of Default is continuing; (ii) the Holders of at least 25% in aggregate principal amount of any Notes outstanding make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee reasonable indemnity or security against any loss, liability or expense satisfactory to the Trustee;
(iv) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity or security; and (v) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

DISCHARGE OF THE INDENTURE AND THE NOTES

     If, at any time prior to the Stated Maturity of the Notes or the date of redemption of all outstanding Notes, the Company irrevocably deposits with the Trustee money and/or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged, maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and accrued interest on and Liquidated Damages, if any, with respect to, the outstanding Notes (other than replaced Notes) to maturity or redemption, as the case may be, in accordance with the terms of the Indenture and the Notes, the Indenture and each Subsidiary Guaranty, if any, shall cease to be of further effect as to all outstanding Notes (except, among other things, as to (i) remaining rights of registration of transfer and substitution and exchange of the Notes, (ii) rights of Holders to receive payment of principal of, premium, if any, and accrued interest on and Liquidated Damages, if any, with respect to the Notes, and (iii) the rights, obligation and immunities of the Trustee).

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company and the Trustee may amend the Indenture or the Notes, or may waive compliance by the Company or any Subsidiary Guarantor with any provision of the Indenture, the Notes or such Subsidiary Guarantor's Subsidiary Guaranty. However, without the consent of each Holder affected, a waiver or an amendment to the Indenture or the Notes may not: (i) reduce the percentage of principal amount of the Notes whose Holders must consent to an amendment or waiver; (ii) make any change to the Stated Maturity of the principal of, premium, if any, or any interest on or Liquidated Damages, if any, with respect to, the Notes or any Redemption Price thereof, or impair the right to institute suit for the enforcement of any such payment or make any Note payable in money or securities other than that stated in the Note; (iii) waive a default in the payment of the principal of, premium, if any, or interest on and Liquidated Damages, if any, with respect to, any Note; (iv) make any change in the provisions of the Repurchase upon Change of Control covenant or the Limitation on Use of Proceeds of Asset Sales covenant; (v) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty or the Indenture other than in compliance with the terms of the Indenture and such Subsidiary Guaranty; or (vi) make any change in the amendment provisions of the Indenture.

     Notwithstanding the foregoing, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the provisions described under "Merger, Consolidation or Transfer of Assets"; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended; (iv) to make any other change that does not adversely affect the rights of any Holder; (v) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or (vi) to add any Subsidiary of the Company as a Subsidiary Guarantor.

CONCERNING THE TRUSTEE

     State Street Bank and Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with respect to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, or apply to the Commission for permission to continue or resign.

     The Holders of not less than a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing (and shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders of Notes, unless they shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person (i) assumed in connection with an acquisition of assets or properties from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person provided such Person was not immediately prior thereto an Unrestricted Subsidiary (in each case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Restricted Subsidiary).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

     "Allowable Subsidiary Loans" means Indebtedness of the Company to a Restricted Subsidiary not to exceed the Net Cash Proceeds received by the Company as a result of such Restricted Subsidiary becoming less than a Wholly-Owned Subsidiary through the sale of Equity Interests in compliance with the terms of the Indenture, provided that (i) all such Allowable Subsidiary Loans are contractually subordinated in right of payment to the Notes and (ii) the total amount of all Allowable Subsidiary Loans at any time outstanding does not exceed $35,000,000.

     "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other transfer or disposition by such Person of any of its assets or properties (including by way of a sale-and-leaseback and including the sale, issuance or other transfer of any of the Capital Stock of any Subsidiary of such Person), in a single transaction or through a series of related transactions, for aggregate consideration received by such Person or a Subsidiary of such Person (but if such Person is the Company or any Restricted Subsidiary, only if such Subsidiary is a Restricted Subsidiary), net of out-of-pocket costs relating thereto (including, without limitation, legal, accounting and investment banking fees and sales commissions), in excess of $5,000,000. For purposes of this definition, consideration shall include, without limitation, any indebtedness for borrowed money of such Person or such Subsidiary that is assumed by the transferee of any assets or any such indebtedness of any Subsidiary of such Person whose stock is purchased by the transferee. Notwithstanding anything to the contrary in the foregoing provisions of this definition, the term "Asset Sale", with respect to any Person, shall not include (i) the sale, lease or other transfer or disposition of assets acquired and held for resale in the ordinary course of business; (ii) the sale, lease or other transfer or disposition of assets in accordance with the provisions described under "Merger, Consolidation or Transfer of Assets"; (iii) the sale, lease or other transfer or disposition of damaged, worn out or obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of such Person or its Subsidiaries; (iv) the abandonment of assets or properties which are no longer useful in the business of such Person or its Subsidiaries and is not readily saleable; (v) the granting of any Lien permitted under the Limitation on Liens covenant (and any foreclosure or other sale under any such Lien, except to the extent there are surplus proceeds from such foreclosure); (vi) any sale, lease, assignment or other disposition by such Person or its Subsidiaries if such Person has outstanding senior debt securities all of which are rated BBB- or higher by S&P and have not been placed on credit watch by S&P for a possible downgrade or are rated Baa3 or higher by Moody's and have not been placed on credit watch by Moody's for a possible downgrade; or
(vii) the sale or other transfer or disposition of receivables in connection with an asset securitization transaction by such Person or its Subsidiaries.

     "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "Broan Limited Credit Facility" means a credit facility between Broan Limited or any of the Canadian Subsidiaries, and one or more banks or other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time.

     "Canadian Subsidiary" means any Subsidiary of Broan Limited and any Subsidiary of the Company whose headquarters is located in Canada.

     "Capital Lease Obligations" means, with respect to any Person, all obligations under leases of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP, and for purposes of the Indenture the amount of such obligations at any time shall be the aggregate capitalized amount thereof at such time, as determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including common or preferred stock) or partnership interests.

     "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) any certificate of deposit, overnight bank deposit or bankers' acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, BBB-- or better by S&P or Moody's or the equivalent of such rating by a successor rating agency, (iii) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any Investment therein is made, P-1 or better by Moody's or A-1 or better by S&P, or the equivalent of such rating by a successor rating agency, (iv) Investments in mutual funds, money market funds, investment pools and other savings vehicles, substantially all of the assets of which are invested in Investments described in clause (i), (ii) or (iii) above, and (v) in the case of Broan Limited and the Canadian Subsidiaries, (a) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by Canada or any instrumentality or agency thereof (provided that the full faith and credit of Canada is pledged in support thereof), (b) any certificate of deposit, overnight bank deposit or bankers' acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, A or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency and (c) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the

Company) organized and existing under the laws of Canada or any province thereof which is rated, at the time as of which any Investment therein is made, R-1 or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency.

     "Commodity Agreement" means any agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of business.

     "Company Credit Facility" means one or more credit facilities between the Company or any of its Subsidiaries and one or more banks or other institutional lenders, as the same may be amended, extended, amended and restated, supplemented or otherwise modified or replaced from time to time, specifically designated in each such credit facility as a "Company Credit Facility." All Company Credit Facilities are referred to collectively in the Indenture as the "Company Credit Facility."

     "Consolidated Amortization Expense" means, with respect to any Person for any period, the amortization expense of such Person and its Subsidiaries (or if such Person is the Company, the amortization expense of the Company and its Restricted Subsidiaries), determined on a consolidated basis for such period in accordance with GAAP, excluding any amortization expense included in Consolidated Interest Expense.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, (i) Consolidated Net Income of such Person for such period, (ii) Consolidated Interest Expense of such Person for such period,
(iii) Consolidated Income Tax Expense of such Person for such period, (iv) Consolidated Depreciation Expense of such Person for such period, (v) Consolidated Amortization Expense of such Person for such period, and (vi) the amount, not to exceed 10% of Consolidated Cash Flow of such Person for such period (which amount shall be excluded in determining such Consolidated Cash
Flow), by which (A) other non-cash items of expense that reduce Consolidated Net Income of such Person for such period exceed (B) other non-cash items of expense that increase Consolidated Net Income of such Person for such period.

     "Consolidated Cash Flow Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to Consolidated Interest Expense of such Person for such period; provided, however, that, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated on a pro forma basis after giving effect, as if occurring at the beginning of such period, to (i) the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio and the retirement of any Indebtedness refinanced with the proceeds of such Indebtedness, (ii) the incurrence, during such period or since the last day of such period, of any Indebtedness (other than Indebtedness incurred for working capital purposes), and the retirement of any Indebtedness refinanced with the proceeds of such Indebtedness, (iii) the acquisition by such Person (directly or through a Restricted Subsidiary of such Person if such Person is the Company and directly or through a Subsidiary of such Person if such Person is not the Company) of any company or business during such period or since the last day of such period and (iv) the sale or other disposition of assets or properties outside the ordinary course of business by such Person (directly or through a Restricted Subsidiary of such Person if such Person is the Company and directly or through a Subsidiary of such Person if such Person is not the Company) and the actual application of the proceeds therefrom during such period or since the last day of such period.

     "Consolidated Depreciation Expense" means, with respect to any Person for any period, the depreciation and depletion expense of such Person and its Subsidiaries (or if such Person is the Company, the depreciation and depletion expense of the Company and its Restricted Subsidiaries), determined on a consolidated basis for such period in accordance with GAAP.

     "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes (including franchise, net worth or similar taxes) of such Person and its Subsidiaries (or if such Person is the Company, the provision for such taxes of the Company and its Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries (or if such Person is the Company, the interest expense of the Company and its Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, all original issue discount and other interest portion of any deferred payment Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing less any interest income included in Consolidated Net Income for such period, but excluding any deferred financing fees otherwise includible in Consolidated Interest Expense for such period; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (or if such Person is the Company, such interest expense paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries) during such period as determined on a consolidated basis in accordance with GAAP; and (iii) all cash dividends or other distributions declared or paid on any Capital Stock (other than common stock or preferred stock that is not Redeemable Stock or, with respect to the Company, Special Common Stock) of such Person and its Subsidiaries (or if such Person is the Company, all such dividends or other distributions declared or paid on any such Capital Stock of the Company and its Restricted Subsidiaries) for such period as determined on a consolidated basis in accordance with GAAP; provided, however, that any Indebtedness bearing a floating rate of interest shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (or if such Person is the Company, the aggregate net income (loss) of the Company and its Restricted Subsidiaries) for such period, before discontinued operations, extraordinary items and the cumulative effect of a change in accounting principles, determined on a consolidated basis in accordance with GAAP, provided that there shall also be excluded from Consolidated Net Income (but only to the extent included in calculating such Consolidated Net Income): (i) any net gains or losses in respect of dispositions of assets other than in the ordinary course of business; (ii) any gains from currency exchange transactions not in the ordinary course of business consistent with past practice; (iii) any gains or losses realized from the termination of any employee pension benefit plan; (iv) any gains or losses realized upon the refinancing of any Indebtedness of such Person or any of its Subsidiaries (or if such Person is the Company, any gains or losses realized upon the refinancing of any Indebtedness of Company and its Restricted Subsidiaries); (v) any gains or losses arising from the destruction of property or assets due to fire or other casualty; (vi) any gains or losses from the revaluation of property or assets; (vii) the net income (or loss) of any Person that is not a Subsidiary of such first Person (or that is not a Restricted Subsidiary if such first Person is the Company) except to the extent of cash dividends or distributions paid to such first Person by such other Person in such period; (viii) the net income (or loss) of any Subsidiary of such first Person except to the extent of the interest of such Person in such Subsidiary; (ix) the net income (or loss) of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends and other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order or governmental regulation applicable to such Subsidiary to the extent of such restriction or limitation in such period; and (x) the excess of (a) the consolidated compensation expense recorded by the Company in the computation of net earnings of the Company in respect of shares of Capital Stock (other than Redeemable Stock) or other Equity Interests awarded, pursuant to a plan or other arrangement approved by the Board of Directors of the Company (or of a Reporting Subsidiary, if applicable), to or for the benefit of any employee, officer or director of the Company or any of its Subsidiaries or to or by any employee stock ownership plan or similar trust for the benefit of any such employee, officer or director, over (b) the amount of consolidated income tax benefit recorded by the Company in connection with such consolidated compensation expense of the Company.

     "Consolidated Net Worth" means, with respect to any Person at any date of determination, the sum of the Capital Stock, additional paid-in capital and cumulative translation, pension and other adjustment account plus retained earnings (or minus accumulated deficit), excluding amounts attributable to Redeemable Stock, any Capital Stock convertible into Indebtedness, or Treasury Stock, of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect the

Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the issue date of the Original Notes or becomes a party or a beneficiary thereafter.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution under the Indenture, a member of such Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Eligible Inventory" means, with respect to any Person, the finished goods, raw materials and work-in-process of such Person less any applicable reserves, each of the foregoing determined on the FIFO method of accounting in accordance with GAAP.

     "Eligible Receivables" means, with respect to any Person, the trade receivables of such Person less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP.

     "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

     "Exchange Notes" means the Company's 9 1/4% Series B Senior Notes due March 15, 2007 issued in exchange for an Original Note pursuant to the Exchange Offer.

     "Exchange Offer" means the offer by the Company to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Restricted Securities held by such Holders for the Company's 9 1/4% Senior Series B Notes due March 15, 2007, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

     "Exempt Person" means (i) Richard L. Bready, (ii) any Person which is an Affiliate of Richard L. Bready, and (iii) any other Affiliate of such Person so long as such Person is an Affiliate of Richard L. Bready.

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries, in existence on the issue date of the Original Notes.

     "Existing Investments" means (i) Investments of the Company and its Restricted Subsidiaries, in existence on the issue date of the Original Notes and (ii) Investments to be made pursuant to commitments authorized by the Board of Directors of the Company prior to the issue date of the Original Notes (a) in Ecological Engineering Associates, L.P. in an amount not to exceed $3.0 million (including such Investments made prior to the issue date of the Original Notes) and (b) in or related to a joint venture involving Universal-Rundle Corporation in an amount not to exceed $10.0 million.

     "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets of the Company or any of its Subsidiaries shall be determined by the Board of Directors of the Company or, if such subsidiary is a Reporting Subsidiary, of such Reporting Subsidiary, acting in good faith, and evidenced by a Board Resolution of the Company or such Reporting Subsidiary, as the case may be, delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, from time to time; provided, however, that with respect to the obligations of the Company described under "Certain Covenants" and "Merger,

Consolidation or Transfer of Assets" and the definitions used therein, GAAP shall be determined on the basis of such principles as in effect on the issue date of the Original Notes.

     "Indebtedness" means, with respect to any Person, without duplication, any indebtedness, contingent or otherwise, (i) with respect to borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or consisting of reimbursement obligations with respect to letters of credit, or (ii) representing the deferred and unpaid balance of the purchase price of any property excluding any such balance that constitutes a trade payable or an accrued liability, in each case arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, (a) any Capital Lease Obligations, (b) the maximum fixed repurchase price of any Redeemable Stock, (c) indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed,
(d) guaranties of items that would be included within this definition to the extent of such guaranties, and (e) net liabilities in respect of Commodity Agreements, Currency Agreements and Interest Rate Agreements. For purposes of the immediately preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (y) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (z) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the Fair Market Value at such date of any property or asset subject to a Lien securing the Indebtedness of others or the amount of the Indebtedness secured. The amount of any Indebtedness issued at a discount shall be equal to the gross proceeds of such issuance (and not the face amount of any bond, note, debenture or similar instrument representing such Indebtedness).

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary thereof.

     "Investment" means, with respect to any Person, (i) any direct or indirect loan or other extension of credit (other than extensions of trade credit by such Person on commercially reasonable terms and relating to the sale of property or services in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

     "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease intended as security, any option or other agreement to sell or give any security interest and any filing of or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a financing statement covering leased goods under a lease not intended as security).

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement. The holders of Exchange Notes will generally not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "Exchange
Offer -- Registration Rights; Liquidated Damages."

     "Net Cash Proceeds" means the aggregate Cash Proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses and severance and shutdown costs incurred as a result thereof, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Sale, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reasonable reserve in accordance with GAAP for adjustments in respect of the sale price of such asset or assets.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company or any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Notes" means the Original Notes and the Exchange Notes.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the Chief Financial Officer or chief accounting officer of such Person.

     "Original Notes" means the Company's 9 1/4% Series A Senior Notes due March 15, 2007 issued under the Indenture prior to the issuance of Exchange Notes.

     "Permitted Investments" means any of the following: (i) Cash Equivalents;
(ii) Existing Investments; (iii) Investments by the Company or a Restricted Subsidiary of the Company in any Subsidiary of the Company that is a Restricted Subsidiary or any other Person that concurrently with the making of such Investment becomes a Subsidiary of the Company that is a Restricted Subsidiary;
(iv) guaranties by Restricted Subsidiaries of the Company permitted under the Limitation on Additional Indebtedness covenant and the Limitation on Guaranties by Subsidiaries covenant; (v) Indebtedness of the Company to any Restricted Subsidiary of the Company, provided that such Indebtedness is contractually subordinated in right of payment to the Notes; (vi) Investments by the Company or any of its Restricted Subsidiaries in debt securities or debt instruments having maturities of 10 years or less and (A) issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (B) with a rating of BBB- or better by S&P or Baa-3 or better by Moody's or the equivalent of such rating by a successor rating agency; (vii) any Investment by Broan Limited and or any Canadian Subsidiary in debt securities or debt instruments having maturities of 10 years or less and issued or fully guaranteed or insured by Canada or an instrumentality or agency thereof or rated, at the time of such Investment, BBB-or better by Dominion Bond Rating Services or the equivalent of such rating by a successor rating agency, so long as the aggregate amount of all such Investments by Broan Limited and any Canadian Subsidiaries that are Restricted Subsidiaries does not exceed $15,000,000 at any one time outstanding; (viii) loans and advances to officers and directors of the Company or any Restricted Subsidiary of the Company made in the ordinary course of business or pursuant to any employee benefit plan, up to $5,000,000 in the aggregate at any one time outstanding; (ix) loans and advances to vendors, suppliers and contractors of the Company or any Restricted Subsidiary of the Company and made in the ordinary course of business; (x) the receipt by the Company or its Restricted Subsidiaries of consideration other than Cash Proceeds in any Asset Sale made in compliance with the terms of the Indenture; (xi) so long as no Default or Event of Default shall have occurred and be continuing, other Investments made after the issue date of the Original Notes not exceeding in the aggregate at any time outstanding (A) $40,000,000, if at the time of the making of such Investment the Notes are not rated BB+ or better by S&P or Bal or better by Moody's, or (B) $50,000,000, if at the time of the making of such Investment the Notes are rated BB+ or better by S&P or Bal or better by Moody's; (xii) any Lien permitted under the Limitation on Liens covenant; and (xiii) Investments by Restricted Subsidiaries of the Company not exceeding in the aggregate $10,000,000 at any one time outstanding in Cash Equivalents described in clause (ii) of the definition of such term in the Indenture, provided that for purposes of this clause (xiii) an instrument referred to in such clause (ii) may be issued by any commercial banking institution having capital and surplus of not less than $100,000,000.

     "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings, provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings, provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries, taken as a whole; (vi) Liens securing Purchase Money Obligations permitted to be incurred by the provisions of the Indenture; (vii) leases or subleases or licenses or sublicenses granted to others in the ordinary course of business of the Company or any of its Restricted Subsidiaries, taken as a whole;
(viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capital Lease Obligation;
(x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; (xii) Liens in favor of the Company or any Subsidiary; (xiii) Liens securing any real property or other assets of the Company or any Restricted Subsidiary of the Company in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof, in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control; provided that any such Lien on such facilities, equipment or other property shall not apply to any other assets of the Company or such Restricted Subsidiary of the Company; (xiv) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Company Credit Facility, in each case securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date.

     "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Principal Property" means any manufacturing or processing plant, warehouse or other building used by the Company or any Restricted Subsidiary, other than a plant, warehouse or other building that, in the good faith opinion of the Board of Directors as reflected in a Board Resolution, is not of material importance as of the date such Board Resolution is adopted to the businesses conducted by the Company and its Subsidiaries, on a consolidated basis, or conducted by any Significant Subsidiary of the Company.

     "Purchase Money Obligations" means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition or construction of any property or business (including Indebtedness incurred within one year following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed by the Company or a Restricted Subsidiary of the Company in connection with the acquisition of assets from such Person; provided, however, that (i) any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed and (ii) at no time shall the aggregate principal amount of outstanding Indebtedness secured thereby be increased.

     "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the Stated Maturity of the Notes), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the Stated Maturity of the Notes.

     "Restricted Subsidiary" means (i) any Subsidiary of the Company in existence on the date of the Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company as provided in and in compliance with the definition of "Unrestricted Subsidiary", (ii) any Subsidiary of the Company (other than a Subsidiary that is also a Subsidiary of an Unrestricted Subsidiary) organized or acquired after the date of the Indenture, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company as provided in and in compliance with the definition of "Unrestricted Subsidiary" and (iii) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors of the Company; provided that, immediately after giving effect to the designation referred to in clause (iii), no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph under the Limitation on Additional Indebtedness covenant. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence.

     "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of the Registration Rights Agreement which covers all of the Registrable Securities (as defined in the Registration Rights Agreement), on an appropriate form under Rule 415 under the Act or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including a Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Commission, as such regulation is in effect on the date of the Indenture.

     "Stated Maturity" means, with respect to any security or Indebtedness, the date specified therein as the fixed date on which the principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency).

     "Subsidiary" of any Person means any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or, in the case of a Person which is not a corporation, the members of the appropriate governing board or other group is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "Subsidiary Guarantor" means, with respect to any Subsidiary Guaranty, the issuer of such Subsidiary Guaranty, so long as such Subsidiary Guaranty remains outstanding.

     "Subsidiary Guaranty" means any guaranty of the Notes pursuant to a supplemental indenture executed and delivered pursuant to the Limitation on Guaranties by Subsidiaries covenant, including as the context may require either or both of the guaranty of the Notes set forth as an exhibit to the Indenture upon the execution and delivery by a Subsidiary Guarantor of such supplemental indenture and any separate guaranty of the Notes or confirmation of guaranty executed and delivered by such Subsidiary Guarantor pursuant to such supplemental indenture.

     "TIA" means the Trust Indenture Act of 1939 as amended and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Transfer Restricted Securities" means each Original Note until (i) the date on which such Original Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Original Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Original Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     "Trustee" means the party named as the "Trustee" in the first paragraph of the Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

     "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company or of a Restricted Subsidiary organized or acquired after the date of the Indenture that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, (ii) any Subsidiary of any Unrestricted Subsidiary, and (iii) any Restricted Subsidiary of the Company that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company, provided that, (a) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (b) any such designation shall be deemed the making of a Restricted Payment at the time of such designation in an amount equal to the Fair Market Value of the Investment in such Subsidiary and shall be subject to the restrictions contained in the "Limitation on Restricted Payments" covenant, and (c) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated. A Person may be designated as an Unrestricted Subsidiary only if and for so long as such Person (i) has no Indebtedness other than Non-Recourse Debt; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to make any payment to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, except to the extent any such direct or indirect obligation would then be permitted in accordance with the Limitation on Restricted Payments covenant; and
(iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. The Company shall evidence any designation pursuant to clause (i) or (iii) of the first sentence hereof to the Trustee by filing with the Trustee within 45 days of such designation an Officers' Certificate certifying that such designation has been made.

     "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent the entire voting share capital of such Subsidiary is owned by such Person (either directly or indirectly through Wholly-Owned Subsidiaries).

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing Exchange Notes will be issued in fully registered form, without coupon. Except as described below, the Exchange Notes will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder") in the form of one or more Global Notes (the "Global Notes") or will remain in the custody of the Trustee.

     Exchange Notes that are issued as described below under "-- Certificated Securities" will be issued in registered form (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in a Global Note representing the principal amount of Notes being transferred.

     The Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the Exchange Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Notes will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Exchange Notes, the Global Note Holder will be considered the sole owner or holder of such Exchange Notes outstanding under the Indenture. Beneficial owners of Exchange Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. The ability of a Person having a beneficial interest in Exchange Notes represented by a Global Note to pledge such interest to Persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of physical certificate evidencing such interest.

     Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Exchange Notes.

     Payments in respect of the principal of, premium, if any, and Liquidated Damages, if any, with respect to, any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, interest and Liquidated Damages, if any).

     The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

     Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon request to the Company or the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Exchange Notes in the name of, and cause the same to be delivered to, such Person or Persons. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to appoint a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each Person that the Depositary identifies as the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustee shall be liable for any delay by the Depositary in identifying the beneficial owners of the related Exchange Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Exchange Notes (including principal, premium, if any, interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes have been designated as eligible for trading in the PORTAL market and are expected to trade in the Depositary's Next-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will therefore be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Notes also will be settled in immediately available funds.

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company and the Initial Purchasers entered into the Registration Rights Agreement on March 17, 1997 (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company agreed to use its best efforts to cause to be filed with the Commission the Exchange Offer Registration Statement, of which this Prospectus forms a part, on the appropriate form under the Securities Act with respect to an offer to exchange the Original Notes for Exchange Notes. The Exchange Notes will be substantially identical to the Original Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions (other than those that might be imposed by state securities laws) or, except as arising out of the obligations set forth in the next sentence, provide for the payment of Liquidated Damages. In the event that (i) the Company is not permitted to commence or accept tenders pursuant to the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 business days after the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Original Notes acquired directly from the Company or an Affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement (as defined above under "Description of Notes -- Certain Definitions") to cover resales of the Original Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Original Note until (i) the date on which such Original Note has been exchanged by a Person other than a broker-dealer for an Exchange
Note in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of an Original Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Original Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     This Prospectus covers the offer and sale of the Exchange Notes pursuant to the Exchange Offer made hereby and the resale of Exchange Notes received in the Exchange Offer by any Participating Broker-Dealer who holds Original Notes (other than Original Notes acquired directly from the Company or one of its affiliates).

     Under existing interpretations by the staff of the Commission, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that Participating Broker-Dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to the resales of Exchange Notes. The Commission has taken the position that such Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Original Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company has agreed, for a period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any Participating Broker-Dealer for use in connection with any resale of any Exchange Notes acquired.

     Each Holder (other than certain specified holders) who wishes to exchange such Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer, it had no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and (ii) is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.

     The Registration Rights Agreement provides that, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, (i) the Company will use its best efforts to cause to be filed with the Commission an Exchange Offer Registration Statement on or prior to 45 days after the Closing Date, (ii) the Company will use its best efforts to have such Exchange Offer Registration Statement declared effective under the Securities Act by the Commission on or prior to 120 days after the Closing Date,
(iii) the Company will use its best efforts to cause the Exchange Offer to be consummated on or prior to 45 days after the date on which the Exchange Offer Registration Statement was declared effective under the Securities Act by the Commission and (iv) if obligated to cause to be filed with the Commission the Shelf Registration Statement, the Company will cause to be filed with the Commission a Shelf Registration Statement on or prior to 45 days after such filing obligation arises and use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises; provided, that if the Company has not consummated the Exchange Offer within 165 days of the Closing Date, then the Company will cause to be filed with the Commission a Shelf Registration Statement on or prior to the 210th day after the Closing Date. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the Closing Date or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. If (a) the Company fails to file any Registration Statement required by the Registration Rights Agreement on or prior to the date specified for such filing, (b) any such Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer on or prior to 45 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will be required to pay Liquidated Damages to each Holder affected by such Registration Default on each interest payment date. Liquidated Damages shall accrue from and after the date of each Registration Default, and shall continue to accrue thereafter until such Registration Default has been cured or waived as set forth in the Registration Rights Agreement, at a rate equal to 0.50% per annum of the principal amount of Notes during the first 90-day period immediately following the occurrence of such Registration Default, which rate shall increase by an additional 0.50% per annum during each subsequent 90-day period up to a maximum rate equal to 2.0% per annum.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to this Exchange Offer Registration Statement. See "Available Information."

     Except as set forth above, after consummation of the Exchange Offer, holders of Original Notes have no registration or exchange rights under the Registration Rights Agreement. See "-- Consequences of Failure to Exchange," and "-- Resales of Exchange Notes; Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Original Notes which are not exchanged for Exchange Notes pursuant to an Exchange Offer and are not included in a resale prospectus will remain restricted securities. Accordingly, such Original Notes may be offered, sold or otherwise transferred prior to the date which is two years after the later of the date of original issue and the last date that the Company or any affiliate of the Company was the owner of such securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a person the owner reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an "accredited investor" within the meaning of subparagraph (1), (2), (3) or (7) of paragraph
(a) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an "accredited investor" in each case in a minimum of Original Notes with a purchase price of $500,000 or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Original Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee to the Company and the Trustee, which shall provide, among other things, that the transferee is an "accredited investor" within the meaning of subparagraph (1), (2), (3) or (7) of paragraph (a) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Prior to any offer, sale or other transfer of Original Notes prior to the Resale Restriction Termination Date pursuant to clauses (d) or (e) above, the issuer and the Trustee may require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Original Notes properly tendered and not withdrawn prior to the applicable Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000 principal amount at final maturity.

     The forms and terms of the Exchange Notes are the same as the form and terms of the Original Notes, except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and therefore will generally not bear legends restricting their transfer (except as may be required under state securities laws) pursuant to the Securities Act, and (iii) the holders of Exchange Notes will generally not be entitled to rights under the Registration Rights Agreement including the provisions providing for liquidated damages, in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Original Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture.

     Solely for reasons of administration (and for no other purpose) the Company
has fixed the close of business on             , 1997 as the record date for the
Exchange Offer for purpose of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of Original Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the trustee under the governing indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the relevant Exchange Offer.

     Holders of the Original Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Original Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Original Notes for the purpose of receiving Exchange Notes.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders of Original Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATES; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m. New York City time on
            , 1997 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right in its sole discretion (i) to delay acceptance of any Original Notes, (ii) to extend the Exchange Offer (iii) if the condition set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes and the Exchange Offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

     Only a registered holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal to the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either
(i) certificates for such Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the applicable Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and all other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to the applicable Expiration Date.

     The tender by a holder of Original Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF THE ORIGINAL NOTES AND THE APPLICABLE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIV-

ERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE APPLICABLE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered owner who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If a Letter of Transmittal is signed by a person other than the registered owner of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by properly completed bond powers, signed by such registered owner as such registered owner's name appears on the Original Notes, with signature guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company, as applicable, of their authority to so act must be submitted with the Letter of Transmittal designated for such Original Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defects, irregularities or conditions of tender as to particular Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Original Notes (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such unaccepted or non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering Original Notes in the Exchange Offer, each registered holder will represent to the issuer of such Original Notes that, among other things,
(i) the Exchange Notes to be acquired by the holder and any beneficial owner(s) of such Original Notes ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that (x) any person participating in an Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in no-action letters that are discussed herein under "-- Resales of the Exchange Notes", and (y) any Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Original Notes pursuant to an Exchange Offer must deliver a prospectus in connection with any resale of such Exchange Notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act, (iv) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing, and (v) the holder and each Beneficial Owner understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Original Notes at the Book-Entry Transfer Facility, for purposes of the Exchange Offer, within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the applicable Letter of Transmittal, with any required signature guarantees and any other documents, must be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the applicable Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, or (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the applicable Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the applicable Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Original Notes, the certificate number or numbers of such Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the applicable Expiration Date, the applicable Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Original Notes to be tendered in proper form for transfer and any other documents required by the applicable Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Original Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Original Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the applicable Expiration Date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes pursuant to an Exchange Offer, unless theretofore accepted for exchange as provided in the Exchange Offer, may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

     To be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number or numbers and aggregate principal amount of such Original Notes), and (iii) be signed by the holder in the same manner as the original signature on the applicable Letter of Transmittal (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties.

     Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the applicable Expiration Date.

     Any Original Notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the applicable Exchange Offer, or which have been validly withdrawn, will be returned to the holder thereof (unless otherwise provided in the Letter of Transmittal), as soon as practicable following the applicable Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by the issuer of the Original Notes of notice of withdrawal without cost to such holder.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is subject to the condition that the Exchange Offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Commission. If there has been a change in commission policy such that in the reasonable opinion of Counsel to the Company there is a substantial question whether the Exchange Offer is permitted by applicable federal law, the Company has agreed to seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Exchange Offer.

     If the Company determines in its reasonable discretion, that the Exchange Offer is not permitted by applicable federal law, it may terminate the Exchange Offer. In connection therewith, the Company may (i) refuse to accept any Original Notes and return any Original Notes that have been tendered by the holders thereof, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Original Notes to withdraw their tendered Original Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Original Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Original Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Original Notes, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as "Exchange Agent" for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and other documents should be directed to the Exchange Agent addressed as follows:

          BY EXPRESS:                      BY MAIL:                        BY HAND:
                                    (insured or registered
                                         recommended)
   State Street Bank & Trust       State Street Bank & Trust       State Street Bank & Trust
             Company                        Company                         Company
  Corporate Trust Department      Corporate Trust Department      Corporate Trust Department
    Two International Place         Two International Place         Two International Place
       Boston, MA 02210                Boston, MA 02210                Boston, MA 02210
      Attn: Lena Altomare             Attn: Lena Altomare             Attn: Lena Altomare

                                   FACSIMILE:
                                 (617)664-5371

                                FOR INFORMATION:
                                 (617)664-5607

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, will be paid by the Company and are estimated to be approximately $100,000.

     The tendering holder will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer.

ACCOUNTING TREATMENT

     The terms of the Original Notes are not expected to be materially different from those of the Exchange Notes. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF THE EXCHANGE NOTES; PLAN OF DISTRIBUTION

     Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such Original Notes directly from the Company or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is such an affiliate) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Original Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. In the event that the Company's belief is inaccurate, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. The Company does not assume or indemnify holders against such liability.

     Each affiliate of the Company must acknowledge that such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each Participating Broker-Dealer that receives Exchange Notes in exchange for Original Notes held for its own account, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Although a Participating Broker-Dealer may be an "underwriter" within the meaning of the Securities Act, the Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Original Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus and any amendment or supplement to this Prospectus available to any such Participating Broker-Dealer for use in connection with any such resale.

                        DESCRIPTION OF OTHER OBLIGATIONS

     In February 1994, the Company issued $218,500,000 of the 9 7/8% Notes. The indenture governing the 9 7/8% Notes (the "9 7/8% Indenture") restricts, among other things, the payment of cash dividends, repurchase of the Company's capital stock and the making of certain other restricted payments, the incurrence of additional indebtedness, the making of certain investments, mergers, consolidations and sale of assets (all as defined in the 9 7/8% Indenture). Upon certain asset sales (as defined in the 9 7/8% Indenture), the Company will be required to offer to purchase, at 100% principal amount plus accrued interest to the date of purchase, the 9 7/8% Notes in a principal amount equal to any net cash proceeds (as defined in the 9 7/8% Indenture) that are not invested in properties and assets used primarily in the same or related business to those owned and operated by the Company at the issue date of the 9 7/8% Notes or at the date of such asset sale and such net cash proceeds were not applied to permanently reduce Senior Indebtedness (as defined in the 9 7/8% Indenture). The 9 7/8% Notes are redeemable at the option of the Company, in whole or in part, at any time and from time to time, at 104.214% on March 1, 1999, declining to 100% on March 1, 2002 and thereafter. The payment of the principal of, premium, if any, and interest on the 9 7/8% Notes is subordinated in right of payment to the prior payment of all Senior Indebtedness (as defined in the 9 7/8% Indenture).

     The Company's Canadian subsidiary Broan Limited, has a $14.7 million secured line of credit (based on exchange rates in effect on December 31, 1996). After giving effect to the consummation of the Offering and the Refinancing, there will be no outstanding borrowings under this line of credit. The line of credit contains a covenant prohibiting net aggregate dividends or other distributions to the Company from Broan Limited in excess of $10.8 million. As of December 31, 1996, $8.8 million in dividends or other distributions could have been made to the Company by Broan Limited under this covenant.

     For additional information regarding the obligations described above, see
Note 5 of Notes to Consolidated Financial Statements of the Company included in the Form 10-K incorporated by reference herein.

                       CERTAIN FEDERAL TAX CONSIDERATIONS

     The following is a general discussion of the material United States federal income tax consequences of the receipt, ownership and disposition of the Exchange Notes to United States Holders (as defined below) and Foreign Holders (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Exchange Notes and is limited to Holders who hold the Exchange Notes as capital assets, within the meaning of
Section 1221 of the Code. This discussion also does not address the tax consequences to nonresident aliens or foreign corporations that are subject to United States federal income tax on a net basis on income realized with respect to an Exchange Note because such income is effectively connected with the conduct of a U.S. trade or business. Such Holders are generally taxed in a similar manner to United States Holders; however, certain special rules apply. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular Holders in light of their personal circumstances or to certain types of Holders (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged a risk of ownership of a Note).

     No ruling from the Internal Revenue Service ("IRS") will be requested with respect to any of the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the receipt, ownership, or disposition of the Notes, or that any such position would be sustained. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE HOLDER OF EXCHANGE NOTES IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR SITUATION, AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW OR INTERPRETATIONS THEREOF) AFFECTING THE RECEIPT, HOLDING, AND DISPOSITION OF THE EXCHANGE NOTES.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a holder of Exchange Notes, that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) treated as a domestic corporation or domestic partnership, or (c) an estate or trust other than a "foreign estate" or "foreign trust" as defined in section 7701(a)(31) of the Code.

     Exchange of Original Notes for Exchange Notes. The exchange by a United States Holder of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange of the Original Note if the economic terms of the Exchange Note (including the interest rate) are identical to the economic terms of the Original Note. Under the Section 1001 Regulations relating to modifications and exchanges of debt instruments, with certain exceptions, an alteration of a legal right or obligation that occurs by operation of the terms of a debt instrument is not a modification of the debt instrument and thus does not result in a taxable exchange. Therefore, even if Liquidated Damages were payable with respect to the Original Notes but not with respect to the Exchange Notes as a result of a Registration Default as described under "The Exchange Offer -- Registration Rights; Liquidated Damages", the exchange of an Original Note for an Exchange Note would not be treated as a taxable exchange because such Liquidated Damages payments would occur pursuant to the original terms of the Original Note. Accordingly, the Company intends to take the position that in the circumstances described in the preceding sentence, the exchange will not constitute a taxable exchange of the Original Notes.

     Interest on Exchange Notes. Interest on the Exchange Notes generally will be includible in the income of a United States Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for United States federal income tax purposes. Since the Original Notes were issued with original issue discount ("OID") that was less than 1/4 of 1 percent of the stated redemption price at maturity, multiplied by the number of complete years to maturity, the Original Notes qualified for the de minimis exception from the imputed OID interest rules and, therefore, so will the Exchange Notes.

     Sale, Exchange, Redemption or Retirement. Upon the sale, exchange, redemption, retirement or other disposition of an Exchange Note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and such Holder's adjusted tax basis in the Exchange Note. A United States Holder's adjusted tax basis in an Exchange Note generally will equal the cost of the Original Note to such Holder. Gain or loss recognized on the disposition of an Exchange Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the Exchange Note has been held for more than one year.

     Backup Withholding. Certain Holders of Exchange Notes may be subject to backup withholding at the rate of 31% with respect to interest and cash received in certain circumstances upon the disposition of such Exchange Notes. Generally, backup withholding will be applied only if the Holder fails to furnish to the Company its taxpayer identification number (social security or employer identification number) in the prescribed manner, to certify that such Holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a credit or refund against a United States Holder's United States federal income tax liability, provided that such United States Holder furnished the required information to the IRS. Certain Holders (including, among others, corporations) are not subject to the backup withholding requirements.

UNITED STATES FEDERAL TAXATION OF FOREIGN HOLDERS

     This section discusses special rules to a Holder of Exchange Notes that is a Foreign Holder. For purposes of this discussion, a "Foreign Holder" means a Holder that is not a United States Holder.

     Interest on Exchange Notes. In general, interest received by any Foreign Holder will not be subject to United States federal withholding tax, provided that (a) such interest is effectively connected with the conduct by the Holder of a trade or business within the United States and the Company or its paying agent receives a properly completed Form 4224 in advance of the payments, (b)(i) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Holder is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) the Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership and (iv) either (x) the beneficial owner of the Note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a United States Holder on IRS Form W-8 (or a suitable substitute form) or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") holds the Exchange Note and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or a suitable substitute) has been received by it from the beneficial owner of the Exchange Note or qualifying intermediary and furnishes the payor a copy thereof or (c) the Foreign Holder is entitled to the benefits of an income tax treaty under which the interest on the Exchange Notes is exempt from United States withholding tax and the Foreign Holder or such Holder's agent provides a properly executed IRS Form 1001 in the name of the beneficial owner claiming the exemption. Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to such withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty). Interest payments made to a Foreign Holder that are effectively connected with a United States trade or business conducted by such Foreign Holder are subject to U.S. tax at the graduated rates applicable to U.S. citizens, resident aliens and domestic corporations (an additional branch profits tax may also apply to corporate Holders).

     Gain on Disposition of Exchange Notes. A Foreign Holder generally will not be subject to United States federal income tax or withholding tax with respect to gain recognized on a disposition of the Exchange Notes, unless (i) in the case of a Foreign Holder that is an individual, such Foreign Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, (ii) the Foreign Holder is an individual who is a former citizen of the United States who lost such citizenship within the preceding ten-year period (or former long-term permanent resident of the United States who relinquished residency on or after February 6, 1995) whose loss of citizenship or permanent residency had as one of its principal purposes the avoidance of United States tax or (iii) such gain is effectively connected with the conduct in the United States of a trade or business of the Foreign Holder, or, if a treaty applies, the gain is attributable to a permanent establishment in the United States (in either case, the branch profits tax also may apply if the Foreign Holder is a corporation). If a Foreign Holder falls under (i) above, the Holder generally will be subject to United States federal income tax at a rate of 30% on the gain derived from the sale (or reduced treaty rate) and may be subject to withholding in certain circumstances. If a Foreign Holder falls within clause (ii) or (iii) above, the Holder will be taxed on the net gain derived from the sale under the graduated United States federal income tax rates that are applicable to U.S. citizens, resident aliens and domestic corporations, as the case may be, and may be subject to withholding under certain circumstances.

     Information Reporting and Backup Withholding. Under current Treasury regulations, backup withholding and information reporting on Form 1099 do not apply to payments made by the Company or a paying agent to Foreign Holders if the certification described under "-- Interest on Exchange Notes" is received, provided that the payor does not have actual knowledge that the Holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of an Exchange Note outside the United States by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable United States Treasury Department regulations) pays the proceeds of the sale of an Exchange Note to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to payments by a foreign office of a broker or custodian that is (a) a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (c) that is a "controlled foreign corporation" (generally, a foreign corporation controlled by certain United States shareholders) with respect to the United States, unless the broker or custodian has documentary evidence in its records that the Holder is a Foreign Holder and certain other conditions are met, or the Holder otherwise establishes an exemption. Payment by a United States office of a broker or custodian is subject to both backup withholding at a rate of 31% and information reporting unless the Holder certifies under penalties of perjury that it is a Foreign Holder, or otherwise establishes an exemption. A Foreign Holder may obtain a refund of, or a credit against such Holder's U.S. federal income tax liability for, any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

     Proposed Regulations. The Internal Revenue Service released proposed regulations on April 22, 1996 that would revise the procedures for withholding tax on interest and the associated backup withholding and information reporting rules described above. In particular, the regulations propose to modify the requirements imposed on a Foreign Holder or certain intermediaries for establishing the recipient's status as a Foreign Holder eligible for exemption from withholding tax and backup withholding. The regulations are generally proposed to be effective for payments of income made after December 31, 1997, although the effective date could be extended under proposed transition rules in particular circumstances. Foreign Holders should consult their tax advisors to determine the effects of the potential application of the proposed regulations to their particular circumstances.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resales. In addition, until
            , 1997, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days from the date of the consummation of the Exchange Offer, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     The legality of the Exchange Notes being offered hereby will be passed upon for the Company by Ropes & Gray, Boston, Massachusetts.

                                    EXPERTS

     The audited consolidated financial statements and schedule incorporated by reference in this Prospectus, and elsewhere in the Registration Statement of which this Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

             ======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES TO ANYONE OR BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                          ---------------------------
                               TABLE OF CONTENTS
                          ---------------------------

                                        PAGE
                                        ----
Incorporation of Certain Documents by
  Reference...........................    3
Available Information.................    3
Prospectus Summary....................    4
Risk Factors..........................   12
Capitalization........................   16
Description of Notes..................   17
The Exchange Offer....................   43
Description of Other Obligations......   52
Certain Federal Tax Considerations....   52
Plan of Distribution..................   56
Legal Matters.........................   56
Experts...............................   56

             ======================================================
             ======================================================

                                  NORTEK, INC.

                                 Exchange Offer

                                  $175,000,000

                      9 1/4 Series B Senior Notes due 2007

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                              , 1997
             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that its Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company's By-Laws further provides that Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                          DESCRIPTION
-------     ------------------------------------------------------------------------------------
  1    --   Purchase Agreement dated March 12, 1997 regarding the issuance and sale of the Notes between Nortek and the Initial Purchasers.
  4.2  --   Indenture dated as of March 17, 1997 between the Company, and State Street Bank and
            Trust Company, as Trustee.

EXHIBIT
NUMBER                                          DESCRIPTION
------      ------------------------------------------------------------------------------------
  4.3  --   Registration Rights Agreement dated as of March 17, 1997 between the Company and the
            Initial Purchasers.
  5    --   Opinion of Ropes & Gray regarding legality.
 12    --   Schedule regarding computation of ratio of earnings to fixed charges.
 23.1  --   Consent of Independent Public Accountants.
 23.2  --   Consent of Ropes & Gray (included in Exhibit 5).
 24    --   Powers of Attorney (included on signature page).
 25    --   Statement of Eligibility of Trustee.
 99.1  --   Form of Letter of Transmittal used in connection with the Exchange Offer.
 99.2  --   Form of Notice of Guaranteed Delivery used in connection with The Exchange Offer.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, (10)(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 18th day of April, 1997.

                                          NORTEK, INC.

                                          By: /s/ RICHARD L. BREADY
                                            ------------------------------------
                                            Name: Richard L. Bready
                                            Title: Chairman, President and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Richard L. Bready, Almon C. Hall and Kevin W. Donnelly or any of them, severally, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.

                  SIGNATURE                                 TITLE                      DATE
---------------------------------------------   ------------------------------    ---------------

            /s/ RICHARD L. BREADY               Chairman, President and Chief      April 18, 1997
---------------------------------------------     Executive Officer (Principal
              Richard L. Bready                   Executive Officer)
              /s/ ALMON C. HALL                 Vice President, Controller and     April 18, 1997
---------------------------------------------     Chief Accounting Officer
                Almon C. Hall                     (Principal Accounting
                                                  Officer)

            /s/ RICHARD J. HARRIS               Vice President, Treasurer and      April 18, 1997
---------------------------------------------     Director (Principal
              Richard J. Harris                   Financial Officer)

            /s/ PHILLIP L. COHEN                Director                           April 18, 1997
---------------------------------------------
              Phillip L. Cohen

            /s/ WILLIAM I. KELLY                Director                           April 18, 1997
---------------------------------------------
              William I. Kelly

             /s/ J. PETER LYONS                 Director                           April 18, 1997
---------------------------------------------
               J. Peter Lyons

                                 EXHIBIT INDEX

EXHIBIT                                                                                    PAGE
NUMBER                                      DESCRIPTION                                   NUMBER
------      ----------------------------------------------------------------------------  ------
  1    --   Purchase Agreement dated March 12, 1997 regarding the issuance and sale of the Notes between Nortek and the Initial Purchasers.
  4.2  --   Indenture dated as of March 17, 1997 between the Company, and State Street
            Bank and Trust Company, as Trustee.
  4.3  --   Registration Rights Agreement dated as of March 17, 1997 between the Company and the Initial Purchasers.
  5    --   Opinion of Ropes & Gray regarding legality.
 12    --   Schedule regarding computation of ratio of earnings to fixed charges.
 23.1  --   Consent of Independent Public Accountants.
 23.2  --   Consent of Ropes & Gray (included in Exhibit 5).
 24    --   Powers of Attorney (included on signature page).
 25    --   Statement of Eligibility of Trustee.
 99.1  --   Form of Letter of Transmittal used in connection with the Exchange Offer.
 99.2  --   Form of Notice of Guaranteed Delivery used in connection with The Exchange
            Offer.
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